                                                               EXHIBIT 4.01
















                                  LG&E ENERGY CORP.
                                    SAVINGS PLAN

















                                    Composite Copy
                      (Including Amendments Effective 8/1/98)

                                  TABLE OF CONTENTS

                                                                             Page No.
INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 1.1    Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 1.2    Annual Additions . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 1.3    Annuity Starting Date. . . . . . . . . . . . . . . . . . . . . 2
     Section 1.4    Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 1.5    Board. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 1.6    Break in Service . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 1.7    Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 1.8    Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 1.9    Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 1.10   Company Stock. . . . . . . . . . . . . . . . . . . . . . . . . 3
     Section 1.11   Compensation . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Section 1.12   Defined Benefit Plan . . . . . . . . . . . . . . . . . . . . . 3
     Section 1.13   Defined Contribution Plan. . . . . . . . . . . . . . . . . . . 3
     Section 1.14   Dividend Eligible Participant. . . . . . . . . . . . . . . . . 3
     Section 1.15   Early Retirement Date. . . . . . . . . . . . . . . . . . . . . 3
     Section 1.16   Effective Date . . . . . . . . . . . . . . . . . . . . . . . . 4
     Section 1.17   Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Section 1.18   Employee Voluntary Contributions . . . . . . . . . . . . . . . 4
     Section 1.19   Employee Voluntary Contributions Account . . . . . . . . . . . 4
     Section 1.20   Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Section 1.21   Employer Contributions . . . . . . . . . . . . . . . . . . . . 4
     Section 1.22   Employment Commencement Date . . . . . . . . . . . . . . . . . 4
     Section 1.23   Entry Date . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Section 1.24   ESOP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Section 1.25   ESOP Dividends . . . . . . . . . . . . . . . . . . . . . . . . 5
     Section 1.26   Fiduciary. . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Section 1.27   Former Participant . . . . . . . . . . . . . . . . . . . . . . 5
     Section 1.28   Highly Compensated Employees . . . . . . . . . . . . . . . . . 5
     Section 1.29   Individual Account . . . . . . . . . . . . . . . . . . . . . . 8
     Section 1.30   Investment Fund. . . . . . . . . . . . . . . . . . . . . . . . 8
     Section 1.31   Investment Manager . . . . . . . . . . . . . . . . . . . . . . 8
     Section 1.32   Key Employee . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Section 1.33   LG&E Energy Corp. Common Stock Fund. . . . . . . . . . . . . . 9
     Section 1.34   Leased Employee. . . . . . . . . . . . . . . . . . . . . . . . 9
     Section 1.35   Limitation Year. . . . . . . . . . . . . . . . . . . . . . . . 9
     Section 1.36   Mandatory Employer Contribution. . . . . . . . . . . . . . . . 9
     Section 1.37   Matching Contribution Account. . . . . . . . . . . . . . . . . 9
     Section 1.38   Matching Contributions . . . . . . . . . . . . . . . . . . . . 9


     Section 1.39   Normal Retirement Date . . . . . . . . . . . . . . . . . . . . 9
     Section 1.40   Participant. . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Section 1.41   Participating Employer . . . . . . . . . . . . . . . . . . . . 9
     Section 1.42   Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . .10
     Section 1.43   Permissive Aggregation Group . . . . . . . . . . . . . . . . .10
     Section 1.44   Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     Section 1.45   Plan Year. . . . . . . . . . . . . . . . . . . . . . . . . . .10
     Section 1.46   Prior LPI Plan . . . . . . . . . . . . . . . . . . . . . . . .10
     Section 1.47   Prior LNI Plan . . . . . . . . . . . . . . . . . . . . . . . .10
     Section 1.48   Prior Plan . . . . . . . . . . . . . . . . . . . . . . . . . .10
     Section 1.49   Profit Sharing Account . . . . . . . . . . . . . . . . . . . .10
     Section 1.50   Profit Sharing Contributions . . . . . . . . . . . . . . . . .10
     Section 1.51   Qualified Joint and Survivor Annuity . . . . . . . . . . . . .10
     Section 1.52   Qualified Preretirement Survivor Annuity . . . . . . . . . . .11
     Section 1.53   Required Aggregation Group . . . . . . . . . . . . . . . . . .11
     Section 1.54   Rollover Contribution. . . . . . . . . . . . . . . . . . . . .11
     Section 1.55   Rollover Contribution Account. . . . . . . . . . . . . . . . .11
     Section 1.56   Salary Redirection . . . . . . . . . . . . . . . . . . . . . .11
     Section 1.57   Salary Redirection Account . . . . . . . . . . . . . . . . . .11
     Section 1.58   Severance From Service Date. . . . . . . . . . . . . . . . . .12
     Section 1.59   Sponsoring Employer. . . . . . . . . . . . . . . . . . . . . .12
     Section 1.60   Top Heavy Plan . . . . . . . . . . . . . . . . . . . . . . . .12
     Section 1.61   Total and Permanent Disability . . . . . . . . . . . . . . . .13
     Section 1.62   Trust Agreement. . . . . . . . . . . . . . . . . . . . . . . .13
     Section 1.63   Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . . .13
     Section 1.64   Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     Section 1.65   Valuation Date . . . . . . . . . . . . . . . . . . . . . . . .13
     Section 1.66   Vested Individual Account. . . . . . . . . . . . . . . . . . .13
     Section 1.67   Year of Service. . . . . . . . . . . . . . . . . . . . . . . .13

PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     Section 2.1    Eligibility Requirements . . . . . . . . . . . . . . . . . . .14
     Section 2.2    Plan Binding . . . . . . . . . . . . . . . . . . . . . . . . .14
     Section 2.3    Reemployment . . . . . . . . . . . . . . . . . . . . . . . . .14
     Section 2.4    Beneficiary Designation. . . . . . . . . . . . . . . . . . . .15
     Section 2.5    Notification of Individual Account Balance . . . . . . . . . .15

CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     Section 3.1    Salary Redirection . . . . . . . . . . . . . . . . . . . . . .16
     Section 3.2    Matching Contributions . . . . . . . . . . . . . . . . . . . .18
     Section 3.3    Rollover Amount From Other Plans . . . . . . . . . . . . . . .18
     Section 3.4    Nondiscrimination Test for Salary Redirection. . . . . . . . .19
     Section 3.5    Nondiscrimination Test for Other Contributions . . . . . . . .22
     Section 3.6    Maximum Individual Deferral. . . . . . . . . . . . . . . . . .25
     Section 3.7    Mistake of Fact. . . . . . . . . . . . . . . . . . . . . . . .25

                                       ii

ALLOCATIONS TO INDIVIDUAL ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . 26
     Section 4.1    Individual Accounts. . . . . . . . . . . . . . . . . . . . . . 26
     Section 4.2    Investment of Accounts . . . . . . . . . . . . . . . . . . . . 26
     Section 4.3    Valuation of Accounts. . . . . . . . . . . . . . . . . . . . . 27
     Section 4.4    Trustee and Committee Judgment Controls. . . . . . . . . . . . 28
     Section 4.5    Maximum Additions. . . . . . . . . . . . . . . . . . . . . . . 28
     Section 4.6    Corrective Adjustments . . . . . . . . . . . . . . . . . . . . 29
     Section 4.7    Defined Contribution and Defined Benefit Plan Fraction . . . . 29

DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     Section 5.1    Normal Retirement. . . . . . . . . . . . . . . . . . . . . . . 31
     Section 5.2    Early Retirement . . . . . . . . . . . . . . . . . . . . . . . 31
     Section 5.3    Late Retirement. . . . . . . . . . . . . . . . . . . . . . . . 31
     Section 5.4    Death. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     Section 5.5    Disability . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     Section 5.6    Termination of Employment. . . . . . . . . . . . . . . . . . . 31
     Section 5.7    Commencement of Benefits . . . . . . . . . . . . . . . . . . . 32
     Section 5.8    Minimum Distributions. . . . . . . . . . . . . . . . . . . . . 32
     Section 5.9    Methods of Payment . . . . . . . . . . . . . . . . . . . . . . 33
     Section 5.10   Benefits to Minors and Incompetents. . . . . . . . . . . . . . 34
     Section 5.11   Unclaimed Benefits . . . . . . . . . . . . . . . . . . . . . . 35
     Section 5.12   Participant Directed Rollovers . . . . . . . . . . . . . . . . 35

WITHDRAWALS AND LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     Section 6.1    Hardship Withdrawal. . . . . . . . . . . . . . . . . . . . . . 37
     Section 6.2    Participant Loans. . . . . . . . . . . . . . . . . . . . . . . 39

EMPLOYEE STOCK OWNERSHIP PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     Section 7.1    Purpose and Effective Date . . . . . . . . . . . . . . . . . . 42
     Section 7.2    Investment in Company Stock. . . . . . . . . . . . . . . . . . 42
     Section 7.3    Prior ESOP Accounts. . . . . . . . . . . . . . . . . . . . . . 42
     Section 7.4    General ESOP Provisions. . . . . . . . . . . . . . . . . . . . 43
     Section 7.5    Put Option . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     Section 7.6    Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     Section 7.7    Disposition of Dividends on Company Stock. . . . . . . . . . . 45
     Section 7.8    Voting of Stock and Other Stock Rights . . . . . . . . . . . . 45
     Section 7.9    Section 16 Compliance. . . . . . . . . . . . . . . . . . . . . 46

PROVISIONS RELATING TO ENERGY MARKETING EMPLOYEES. . . . . . . . . . . . . . . . . 47
     Section 8.1    Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . 47
     Section 8.2    Profit Sharing Contributions . . . . . . . . . . . . . . . . . 47
     Section 8.3    Salary Redirection Contributions . . . . . . . . . . . . . . . 47
     Section 8.4    Matching Contributions . . . . . . . . . . . . . . . . . . . . 49
     Section 8.5    Employee Voluntary Contributions . . . . . . . . . . . . . . . 50
     Section 8.6    Submission of Form . . . . . . . . . . . . . . . . . . . . . . 50
     Section 8.7    Vesting. . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

                                       iii

     Section 8.8    Forfeitures. . . . . . . . . . . . . . . . . . . . . . . . . . 52

PROVISIONS RELATING TO PRIOR LPI PLAN PARTICIPANTS . . . . . . . . . . . . . . . . 54
     Section 9.1    Prior LPI Plan Balances. . . . . . . . . . . . . . . . . . . . 54
     Section 9.2    Service. . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     Section 9.3    Vesting. . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     Section 9.4    Forfeitures. . . . . . . . . . . . . . . . . . . . . . . . . . 54

PROVISIONS RELATING TO PRIOR LNI PLAN PARTICIPANTS . . . . . . . . . . . . . . . . 56
     Section 10.1   Prior LNI Plan Balances. . . . . . . . . . . . . . . . . . . . 56
     Section 10.2   Service. . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     Section 10.3   Vesting. . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     Section 10.4   Forfeitures. . . . . . . . . . . . . . . . . . . . . . . . . . 56
     Section 10.5   Distributions. . . . . . . . . . . . . . . . . . . . . . . . . 57

FUNDING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     Section 11.1   Contributions. . . . . . . . . . . . . . . . . . . . . . . . . 59
     Section 11.2   Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . 59


FIDUCIARIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     Section 12.1   General. . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     Section 12.2   Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     Section 12.3   Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     Section 12.4   401(k) Savings Committee . . . . . . . . . . . . . . . . . . . 61
     Section 12.5   Claims Procedures. . . . . . . . . . . . . . . . . . . . . . . 62
     Section 12.6   Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . 63

AMENDMENT AND TERMINATION OF THE PLAN. . . . . . . . . . . . . . . . . . . . . . . 65
     Section 13.1   Amendment of the Plan. . . . . . . . . . . . . . . . . . . . . 65
     Section 13.2   Termination of the Plan. . . . . . . . . . . . . . . . . . . . 65
     Section 13.3   Return of Contributions. . . . . . . . . . . . . . . . . . . . 65


MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     Section 14.1   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 67
     Section 14.2   Construction . . . . . . . . . . . . . . . . . . . . . . . . . 67
     Section 14.3   Administration Expenses. . . . . . . . . . . . . . . . . . . . 67
     Section 14.4   Participant's Rights . . . . . . . . . . . . . . . . . . . . . 67
     Section 14.5   Spendthrift Clause . . . . . . . . . . . . . . . . . . . . . . 67
     Section 14.6   Merger, Consolidation or Transfer. . . . . . . . . . . . . . . 68
     Section 14.7   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 68

TOP HEAVY PLAN PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     Section 15.1   General. . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     Section 15.2   Minimum Contribution . . . . . . . . . . . . . . . . . . . . . 69
     Section 15.3   Super Top Heavy Plans. . . . . . . . . . . . . . . . . . . . . 69

                                       iv

PROVISIONS CONCERNING CERTAIN CHANGES IN EMPLOYMENT. . . . . . . . . . . . . . . . 71
     Section 16.1   Transfer to Non-Participating Employer . . . . . . . . . . . . 71
     Section 16.2   Transfer to Another Participating Employer . . . . . . . . . . 71
     Section 16.3   Transfer From Non-Participating Employer . . . . . . . . . . . 71
     Section 16.4   Change in Employment Classification. . . . . . . . . . . . . . 72

PROVISIONS RELATING TO PRIOR KENTUCKY UTILITIES COMPANY
EMPLOYEE SAVINGS PLAN PARTICIPANTS . . . . . . . . . . . . . . . . . . . . . . . . 73
     Section 17.1   Participation of Former Employees. . . . . . . . . . . . . . . 73
     Section 17.2   Service. . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
     Section 17.3   Merger of Prior Plan Balances. . . . . . . . . . . . . . . . . 73

PROVISIONS RELATING TO WKE CORP. EMPLOYEES . . . . . . . . . . . . . . . . . . . . 74
     Section 18.1   Participation of Former Employees. . . . . . . . . . . . . . . 74
     Section 18.2   Service. . . . . . . . . . . . . . . . . . . . . . . . . . . . 74

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75

APPENDIX A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76


APPENDIX B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77


                                    INTRODUCTION


     Effective April 1, 1987, the Board of Directors of Louisville Gas and Electric Company ("Sponsoring Employer") adopted the Louisville Gas and Electric Company Thrift Savings Plan ("Original Plan").

     Effective January 1, 1992, the Employer amended and restated the Original Plan in its entirety as the Louisville Gas and Electric Company 401(k) Savings Plan (Plan). The Plan has subsequently been amended substantively, technically and administratively.

     Effective January 1, 1995 the name of the Plan was changed to LG&E Energy Corp. and Louisville Gas and Electric Company 401(k) Savings Plan, the terms which are hereinafter set forth.

     Effective January 1, 1998 the name of the Plan is being changed to the LG&E Energy Corp., Savings Plan. Effective the same day, the Louisville Gas and Electric Company Employees' Stock Ownership Plan participant balances were merged into the Plan. Also effective January 1, 1998, the LG&E Natural Inc. Employee 401(k) Savings Plan ("Prior LNI Plan") and the LG&E Power Systems Inc. Revised 401(k) Savings Plan ("Prior LPI Plan") were merged into the Plan.

     Effective August 1, 1998 the Kentucky Utilities Company Employee Savings Plan and the Kentucky Utilities Company Employee Stock Ownership Plan were merged into the Plan.

     It is intended that this Plan, together with the Trust Agreement, meet all the requirements of the Internal Revenue Code of 1986, as amended (the "Code") and the Employee Retirement Income Security Act of 1974 as amended ("ERISA") and shall be interpreted, wherever possible, to comply with the terms of the said laws, as amended, and all formal regulations and rulings issued thereunder. It is also intended that this Plan shall be a profit sharing plan under Code
Section 401(a).

                                      ARTICLE 1

                                     DEFINITIONS

Section 1.1 ADJUSTMENT means the net increases and decreases in the market value of the Trust Fund during a Plan Year or other period exclusive of any contribution or distribution during such year or other period. Such increases and decreases shall include such items as realized or unrealized investment gains and losses and investment income, and may include expenses of administering the Trust Fund and the Plan.

Section 1.2 ANNUAL ADDITIONS means for any Employee in any Limitation Year, the sum of Employer Contributions, Salary Redirection, and forfeitures allocated to the Employee's Individual Account. Amounts allocated to an individual medical account, as defined in
               Section 415(l) of the Code, which is part of an annuity or pension plan maintained by the Employer are treated as Annual Additions to a Defined Contribution Plan. Also, amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee as required by Section 419A(d) of the Code, maintained by the Employer, are treated as Annual Additions to a Defined Contribution Plan.

Section 1.3 ANNUITY STARTING DATE means the first day of the first period for which an amount is paid as an annuity or the first day on which all events have occurred which entitle the Participant to such benefit.

Section 1.4 BENEFICIARY means any person designated by a Participant to receive such benefits as may become payable hereunder after the death of such Participant, provided, however, that a married Participant may not name as his Beneficiary someone other than his spouse unless the spouse consents in writing to such designation, which consent shall be acknowledged by a Plan representative or by a notary public.

Section 1.5    BOARD means the Board of Directors of the Employer.

Section 1.6 BREAK IN SERVICE means a twelve (12) consecutive month period beginning on the Employee's Severance From Service Date and each anniversary thereof during which an Employee fails to perform at least one (1) Hour of Service for the Employer.

Section 1.7 CODE means the Internal Revenue Code of 1986 as amended and revised.

Section 1.8 COMMITTEE means the Benefits Committee provided for in Article 12 hereof.

Section 1.9 COMPANY means LG&E Energy Corp. and all of the legal entities which are part of a controlled group or affiliated service group with LG&E Energy Corp. pursuant to the provisions of Code Sections 414(b), (c), (m), or (o).

Section 1.10 COMPANY STOCK means the common stock issued by the Company having a combination of voting power and dividend rates equal to or in excess of: (a) that class of common stock of the Company having the greatest voting power, and (b) that class of common stock of the Company having the greatest dividend rights.

Section 1.11 COMPENSATION means, for any Plan Year, base compensation paid to an Employee by an Employer, increased by (i) amounts deferred pursuant to Code Section 125 (flexible benefit plans), Section 402(g) (salary redirection), and Section 402(h)(1)(B) (simplified employee plans), (ii) team incentive awards, (iii) amounts deferred under the Louisville Gas and Electric Company Nonqualified Savings Plan, (iv) cost-of-living adjustments, and
               (v) commissions, and excluding any long term incentive compensation paid by an Employer. Effective January 1, 1995, Compensation shall also include overtime compensation paid to a Participant. In the Plan Year in which an Employee becomes a Participant, only remuneration paid in the portion of the Plan Year in which he was a Participant shall be considered Compensation. Effective for Plan Years beginning on or after January 1, 1989, and prior to January 1, 1994, Compensation shall be limited to two hundred thousand dollars ($200,000) or such larger amount as determined pursuant to Code Section 401(a)(17). Effective for Plan Years beginning on and after January 1, 1994, Compensation shall be limited to one hundred fifty thousand dollars ($150,000) or such other amount as may be authorized pursuant to Code Section 401(a)(17).

Section 1.12   DEFINED BENEFIT PLAN means a plan established and qualified under
               Section 401 of the Code, except to the extent it is, or is treated as, a Defined Contribution Plan.

Section 1.13 DEFINED CONTRIBUTION PLAN means a plan which is established and qualified under Section 401 of the Code, which provides for an individual account for each participant therein and for benefits based solely on the amount contributed to each participant's account and any income, expenses, gains or losses (both realized and unrealized) which may be allocated to such account.

Section 1.14 DIVIDEND ELIGIBLE PARTICIPANT means a Participant who will not reach the maximum individual deferral amount as described in
               Section 3.6 or a Participant who has not reached the maximum Compensation amount described in Section 1.11 herein, and all alternate payees Beneficiaries and Former Participants.

Section 1.15 EARLY RETIREMENT DATE means the first day of the month on or following the earlier of (i) the date the Participant attains age fifty-five (55), or (ii) the date the Participant is credited with thirty-five (35),effective
               June 1, 1996 the date the Participant is credited with thirty
               (30), years of vesting service under the LG&E Energy Corp. and Louisville Gas and Electric Company Retirement Income Plan.

Section 1.16 EFFECTIVE DATE means April 1, 1987, the effective date of the Prior Plan. The effective date of this amended and restated Plan is August 1, 1998.

Section 1.17 EMPLOYEE means any person employed by the Employer on a full time or regular part-time basis who works 20 hours per week, subject to the following:

               (1) The term "Employee" shall exclude any person who is a Leased Employee.

               (2) The term "Employee" shall exclude any employee who is a part of a collective bargaining unit for which benefits have been the subject of good faith negotiation unless and until the Employer and the collective bargaining unit representative for that unit through the process of good faith bargaining agree in writing for coverage hereunder.

Section 1.18 EMPLOYEE VOLUNTARY CONTRIBUTIONS means all amounts contributed by Participants on an after-tax basis.

Section 1.19 EMPLOYEE VOLUNTARY CONTRIBUTIONS ACCOUNT means that portion of a Participant's Individual Account attributable to (i) Employee Voluntary Contributions allocated to such Participant pursuant to
               Section 8.5, Article 9, and Article 10, and (ii) the Participant's proportional share, attributable to his Employee Voluntary Contributions Account, or the adjustments required by
               Article 4, Article 5 and Article 6.

Section 1.20 EMPLOYER means LG&E Energy Corp. and each of the legal entities, or any successor thereto which is part of the Company and which has adopted the Plan for its eligible Employees with the consent of the Sponsoring Employer.

Section 1.21 EMPLOYER CONTRIBUTIONS means Matching Contributions made to the Trust Fund by the Employer. Salary Redirection shall not be included in the term Employer Contributions when used in this Plan.

Section 1.22 EMPLOYMENT COMMENCEMENT DATE means the date on which an Employee first performs an Hour of Service for the Employer. If an Employee is reemployed by the Employer after he incurs one or more Breaks in Service, the Employment Commencement Date means the first day after his immediately preceding Severance from Service Date on which he first performs an Hour of Service for the Employer.

Section 1.23 ENTRY DATE means the first day of each calendar month during each Plan Year.

Section 1.24 ESOP means the Employee Stock Ownership Plan established pursuant to Article 7 of the Plan.

Section 1.25 ESOP DIVIDENDS means those amounts distributed during the Plan Year to a Participant as dividends on stock allocated to such Participant's account under the Louisville Gas & Electric Company Employees' Stock Ownership Plan, or effective January 1, 1998, pursuant to Article 7 of the Plan.

Section 1.26 FIDUCIARY means the Employer, the Trustee, the Committee and any individual, corporation, firm or other entity which assumes, in accordance with Article 12, responsibilities of the Employer, the Trustee or the Committee with respect to management of the Plan or the disposition of its assets.

Section 1.27 FORMER PARTICIPANT means a Participant, other than a Limited Participant, whose participation in the Plan has terminated but who has not received payment in full of the balance in his Individual Account to which he is entitled.

Section 1.28 HIGHLY COMPENSATED EMPLOYEES will be determined in accordance with the following:

               (a) HIGHLY COMPENSATED EMPLOYEE means an employee who during the look back year or the determination year:

                    (1) Was at any time a five percent (5%) owner of the Employer;

                    (2) Received compensation from the Company in excess of seventy-five thousand dollars ($75,000) (or such higher amount as may be provided under Code Section 414(q));

                    (3) Received compensation from the Company in excess of fifty thousand dollars ($50,000) (or such higher amount as may be provided under Code Section 414(q)) and was in a group consisting of the top twenty percent (20%) of the employees of the Company when ranked on the basis of compensation; or

                    (4) Was at any time an officer and received compensation greater than fifty percent (50%) of the maximum amount under Code Section 415(b)(1)(A). Not more than fifty
                         (50) officers (or, if lesser, the greater of three (3) employees or ten percent (10%) of the employees) shall be considered under this Subsection as Highly Compensated Employees. If no officer is described above, then the highest paid officer shall be treated as described in this item (4).

               (b) If the employee was not a Highly Compensated Employee for the look back year, then he shall not be considered a Highly Compensated Employee for the determination year unless he is a five percent (5%) owner of the Employer or one of the highest paid one hundred (100) employees and meets the criteria of items (2), (3) or (4) of Subsection (a) of this Section.

               (c) If the Highly Compensated Employee is a five percent (5%) owner or one of the ten (10) most highly compensated employees, then the compensation and contributions of employees who are spouses, lineal descendants, ascendants or spouses of lineal descendants or ascendants of such Highly Compensated Employees shall be attributed to the Highly Compensated Employee and the employees who are such relatives shall not be considered as separate employees.
                    In the event that family aggregation is required, the limitation on compensation pursuant to Code Section 401(a)(17) will be allocated among those family members who have not attained age nineteen (19) by the close of the Plan Year by multiplying the limitation by a fraction, the numerator of which is the individual family member's compensation and the denominator of which is the total compensation of all members of the family group or in such other manner as provided by regulation and pronouncements of the Internal Revenue Service.

               (d) For purposes of determining Highly Compensated Employees, compensation shall mean compensation paid by the Company for purposes of Code Section 415(c)(3) and shall include amounts deferred pursuant to Code Sections 125 (flexible benefit plans); 402(a)(8) (salary redirection); and 402(h)(1)(B) (simplified employee plans).

               (e) For purposes of determining the top twenty percent (20%) of employees and the number of officers counted as Highly Compensated Employees, the following employees shall be excluded:

                    (1) Employees who have not completed six (6) months of service,

                    (2) Employees who normally work less than seventeen and one-half (17-1/2) hours per week,

                    (3)  Employees who normally work during not more than six
                         (6) months during the Plan Year,

                    (4)  Employees who have not attained age twenty-one (21),

                    (5) Employees included in a collective bargaining unit covered by an agreement with the Company (to the extent permitted by regulations), and

                    (6)  Employees who are non-resident aliens.

               (f) A former employee shall be treated as a Highly Compensated Employee if (1) such employee was a Highly Compensated Employee when such employee separated from Service, or (2), such employee was a Highly Compensated Employee at any time after attainment of age fifty-five (55).

               (g) Except as otherwise provided in this Section, the term "look back year" shall mean the twelve (12) month period immediately preceding the determination year.

               (h) Except as otherwise provided in this Section the term "determination year" shall mean the current Plan Year.

               (i) To the extent permitted by regulations under Code Section 414(q), the Employer may elect to make the look back year calculation on the basis of the calendar year ending with or within the applicable determination year (or, in the case of a determination year that is shorter than twelve (12) months, the calendar year ending with or within the twelve
                    (12) month period ending with the end of the determination year). In such case, the Employer must make the determination year calculation on the basis of the period (if any) by which the applicable determination year extends beyond such calendar year. If the Employer makes the election provided for in this Subsection, such election must be made with respect to all plans, entities and arrangements of the Employer.

               (j) The determination of Highly Compensated Employees shall be determined on a Company wide basis and shall not be determined on an Employer by Employer or plan by plan basis.

               (k) If the Employer so elects for a year, item (2) of Subsection (a) of this Section shall be applied by substituting fifty thousand dollars ($50,000) in place of seventy-five thousand dollars ($75,000), and item (3) of Subsection (a) of this Section shall not apply, provided that:

                    (1) At all times during such year, the Employer maintained substantial business activities and employed employees in at least two (2) significantly separate geographic areas, and

                    (2) The Employer satisfies such other conditions as may be prescribed by the Secretary of the Treasury.

               (l) The determination of Highly Compensated Employees shall be governed by Code Section 414(q) and the regulations issued thereunder.

Section 1.29 INDIVIDUAL ACCOUNT means the detailed record kept of the amounts credited or charged to each Participant in accordance with the terms hereof. Such Individual Account is comprised of the following accounts: a Salary Redirection Account, a Matching Contribution Account, a Rollover Contribution Account, and effective January 1, 1998, the Prior ESOP account, Voluntary Employee Contribution Account, the Prior LPI Plan account, and the Prior LNI Plan account. Effective August 1, 1998, Individual Account shall include the Prior KU Savings account.

Section 1.30   INVESTMENT FUND means the investment fund established pursuant to
               Section 4.2.

Section 1.31 INVESTMENT MANAGER means a Fiduciary (other than the Trustee or other named Fiduciary) as defined in Section 3(38) of the Employee Retirement Income Security Act of 1974 who is appointed by the Sponsoring Employer pursuant to Section 12.3.

Section 1.32 KEY EMPLOYEE shall mean any employee, former employee or beneficiary thereof in an Internal Revenue Service qualified plan adopted by the Company who at any time during the Plan Year or any of the four (4) preceding Plan Years is

               (a) An officer of the Company having an annual compensation from the Company during the Plan Year greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for the calendar year in which such Plan Year ends;

               (b) One (1) of the ten (10) employees having an annual compensation from the Company for a Plan Year of more than the limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section
                    318) both more than a one-half percent (1/2%) interest, and the largest interest in the Employer;

               (c)  A five percent (5%) owner of the Employer; or

               (d) A one percent (1%) owner of the Employer having an annual compensation from the Company for a Plan Year of more than one hundred fifty thousand dollars ($150,000).

               (e) For purposes of this Section, compensation means compensation as defined in Code Section 415.

               (f)  This definition shall be interpreted consistent with Code
                    Section 416 and rules and regulations issued thereunder. Further, such law and regulations shall be controlling in all determinations under this definition, inclusive of any provisions and requirements stated thereunder but hereinabove absent.

Section 1.33 LG&E ENERGY CORP. COMMON STOCK FUND means the fund invested primarily in shares of common stock of LG&E Energy Corp.

Section 1.34 LEASED EMPLOYEE shall mean any person (other than an employee of the recipient) who provides services to the recipient if such services are provided pursuant to an agreement between the recipient and any other person ("leasing organization"), such person has performed such services for the recipient (or for the recipient and any related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of one (1) year, and such services are of a type historically performed by employees in the business field of the recipient employer.

Section 1.35 LIMITATION YEAR means the twelve (12) month period beginning on January 1 and ending on December 31.

Section 1.36 MANDATORY EMPLOYER CONTRIBUTION means the portion of the Prior LPI Plan or Prior LNI Plan account attributable to profit sharing contributions.

Section 1.37 MATCHING CONTRIBUTION ACCOUNT means that portion of a Participant's Individual Account attributable to (i) Matching Contributions allocated to such Participant pursuant to Section
               3.2 and 8.4 and (ii) the Participant's proportionate share, attributable to his Matching Contribution Account, of the Adjustments, reduced by any distributions from such Account pursuant to Article 5 and any withdrawals from such Account pursuant to Article 6. Effective January 1, 1998, (i) the portion of a Participant's Individual Account attributable to matching contributions allocated to such Participant pursuant to the Prior LPI Plan and the Prior LNI Plan and (ii) the Participant's proportionate share, attributable to his matching contribution, of the Adjustments, reduced by any distributions from such Account pursuant to Article 5 and any withdrawals from such Account pursuant to Article 6.

Section 1.38 MATCHING CONTRIBUTIONS means contributions made to the Trust Fund by the Employer pursuant to Section 3.2 and Section 8.4.

Section 1.39 NORMAL RETIREMENT DATE means the first day of the month coincident with or next following the Participant's sixty-fifth
               (65th) birthday. The Normal Retirement Age shall be age sixty-five (65).

Section 1.40 PARTICIPANT means any Employee who becomes a Participant as provided in Article 2 hereof.

Section 1.41 PARTICIPATING EMPLOYER means an Employer who has adopted the Plan and has been approved by the Board.

Section 1.42 PAYING AGENT means the payroll department of the Company or a Participating Employer, acting as agent for a Participant, or the trustees of the Louisville Gas & Electric Company Employees' Stock Ownership Plan and Trust, or effective January 1, 1998, the Trustee of the Plan.

Section 1.43 PERMISSIVE AGGREGATION GROUP means the Required Aggregation Group and each other plan or plans of the Company that are not required to be included in the Required Aggregation Group, and which, if treated as being part of such group, would not cause such group to fail to meet the requirements of Code Section 401(a) and 410.

Section 1.44 PLAN means, effective January 1, 1998, the LG&E Energy Corp. Savings Plan.

Section 1.45 PLAN YEAR means the twelve (12) month period beginning on January 1 and ending on December 31.

Section 1.46 PRIOR ESOP ACCOUNT means effective January 1, 1998, a balance transferred from the Louisville Gas and Electric Company Employees' Stock Ownership Plan and Trust plus any investment gains, and minus investment losses and distributions. Effective August 1, 1998 the term Prior ESOP Account shall also mean a balance transferred from the Kentucky Utilities Company Employee Stock Ownership Plan plus any investment gains, and minus investment losses and distributions.

Section 1.47 PRIOR LPI PLAN means the LG&E Power Systems Inc. Revised 401(k) Savings Plan, which was merged into the Plan effective January 1, 1998.

Section 1.48 PRIOR LNI PLAN means the LG&E Natural Inc. Employee 401(k) Savings Plan, which was merged into the Plan effective January 1, 1998.
 .
Section 1.48 PRIOR PLAN means the Louisville Gas and Electric Company Thrift Savings Plan as amended through December 31, 1993, and effective January 1, 1995 the LG&E Energy Corp. and Louisville Gas & Electric Company 401(k) Savings Plan.

Section 1.49 PROFIT SHARING ACCOUNT means the portion of the Individual Account established to hold Profit Sharing Contributions.

Section 1.50 PROFIT SHARING CONTRIBUTIONS means Employer contributions made pursuant to Article 8 of the Plan effective with the 1998 Plan Year.

Section 1.51 QUALIFIED JOINT AND SURVIVOR ANNUITY means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is fifty percent (50%) of the amount of the annuity payable during the joint lives of the Participant and his spouse and which is the amount of benefit which can be purchased as of the Annuity Starting Date with the Participant's Vested Individual Account. A Qualified Joint and Survivor Annuity for a Participant who is not married is an annuity for the life of the Participant. Any annuity contract distributed must be nontransferable.

Section 1.52 QUALIFIED PRERETIREMENT SURVIVOR ANNUITY means an annuity for the life of a Participant's surviving spouse, which is equal to fifty percent (50%) of the amount of benefit which can be purchased as of the Annuity Starting Date with the Participant's Vested Individual Account. Any security interest held by the Plan by reason of a loan outstanding to a Participant shall be taken into account in determining the amount of the Qualified Preretirement Survivor Annuity. Any annuity contract distributed from the Plan must be nontransferable.

Section 1.53   REQUIRED AGGREGATION GROUP means

               (a) Each plan of the Company in which a Key Employee is a participant; and

               (b) Each other plan of the Company which enables any plan in (a) to meet the requirements of Code Section 401(a)(4) or 410; and

               (c) Each terminated plan maintained by the Company within the last five (5) years ending on the determination date for the Plan Year in question and which, but for the fact that it terminated, would be part of a Required Aggregation Group for such Plan Year.

Section 1.54 ROLLOVER CONTRIBUTION means contributions made to the Trust Fund by an Employee pursuant to Section 3.3.

Section 1.55 ROLLOVER CONTRIBUTION ACCOUNT means that portion of an Employee's Individual Account attributable to (i) Rollover Contributions pursuant to Section 3.3 and (ii) the Participant's proportionate share, attributable to his Rollover Contribution Account, of the Adjustments, reduced by any distributions from such Account pursuant to Article 5 and any withdrawals from such account pursuant to Article 6.

Section 1.56 SALARY REDIRECTION means contributions made to the Trust Fund by the Employer pursuant to Section 3.1 and Section 8.3.

Section 1.57 SALARY REDIRECTION ACCOUNT means that portion of a Participant's Individual Account attributable to (i) Salary Redirection amounts made on his behalf pursuant to Section 3.3 and Section 8.3 and
               (ii) the Participant's proportionate share, attributable to his Salary Redirection Account, of the Adjustments, reduced by any distributions from such Account pursuant to Article 5 and any withdrawals from such Account pursuant to Article 6.

Section 1.58 SEVERANCE FROM SERVICE DATE means the date on which an Employee quits, retires, is discharged, fails to return from a leave of absence, or dies; provided he is not credited with an Hour of Service within twelve (12) months of such date.

Section 1.59   SPONSORING EMPLOYER means LG&E Energy Corp.

Section 1.60 TOP HEAVY PLAN means any plan under which, as of any determination date (the last day of the preceding Plan Year), the present value of the cumulative accrued benefits under the plan for Key Employees exceeds sixty percent (60%) of the present value of cumulative accrued benefits under the Plan for all Employees. For purposes of this definition the following provisions shall apply:

               (a) If such plan is a Defined Contribution Plan, the present value of cumulative accrued benefits shall be deemed to be the market value of all employee accounts under the Plan, other than voluntary deductible employee contributions. If such plan is a Defined Benefit Plan, the present value of cumulative accrued benefits shall be the present value determined pursuant to actuarial assumptions adopted by the Company for purposes of determining whether the plan is a Top Heavy Plan and the accrued benefit of any employee other than a Key Employee shall be determined under the method which is used for accrual purposes for all plans of the Company or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Code Section 411(b)(1)(C). Moreover, the present value of the cumulative accrued benefits shall be increased by the amount of all plan distributions made with respect to an employee during the five (5) year period ending on the determination date, including distributions made under a terminated plan that is part of a Required Aggregation Group.

               (b) A plan shall be considered to be a Top Heavy Plan for any Plan Year if, on the last day of the preceding Plan Year, the above rules were met. For the first Plan Year that the Plan shall be in effect, the determination of whether the Plan is a Top Heavy Plan shall be made as of the last day of such Plan Year.

               (c) Each plan of the Company required to be included in a Required Aggregation Group shall be treated as a Top Heavy Plan if such group is a top heavy group.

               (d) With regard to a Participant or former Participant who (i) has not performed any service for the Employer at any time during the five (5) year period ending on the determination date, or (ii) was formerly a Key Employee, but who is not a Key Employee on the determination date, the present value of the cumulative accrued benefit for such Participant or former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

               (e)  This definition shall be interpreted consistent with Code
                    Section 416 and rules and regulations issued thereunder. Further, such law and regulation shall be controlling in all determinations under this definition inclusive of any provisions and requirements stated thereunder but hereinabove absent.

Section 1.61 TOTAL AND PERMANENT DISABILITY or TOTALLY AND PERMANENTLY DISABLED means a physical or mental condition for which the Participant is under the care of a licensed physician and which, in the opinion of the Committee, results in the Participant being unable to perform the material duties of his or her regular occupation.

Section 1.62 TRUST AGREEMENT means the agreement entered into between the Sponsoring Employer and the Trustee pursuant to Article 11 hereof.

Section 1.63   TRUST FUND means the trust fund created in accordance with
               Article 11 hereof.

Section 1.64 TRUSTEE means such individual or corporation as shall be designated in the Trust Agreement to hold in trust any assets of the Plan for the purpose of providing benefits under the Plan, and shall include any successor trustee designated thereunder.

Section 1.65 VALUATION DATE means the date the Investment Manager values the assets of the Investment Fund. The Valuation Date will occur at least once a year.

Section 1.66 VESTED INDIVIDUAL ACCOUNT means the aggregate value of the Participant's Employee contributions, Rollover Contributions, Prior ESOP Account, the nonforfeitable balance of the Employer Contributions based on Years of Service.

Section 1.67 YEAR OF SERVICE means a period of three hundred sixty-five (365) days of Service.

                                      ARTICLE 2

                                    PARTICIPATION

Section 2.1    ELIGIBILITY REQUIREMENTS

               Each Employee shall be eligible to participate as of the Entry Date coincident with or next following the completion of six (6) months, three (3) months effective January 1, 1998, of employment in the twelve (12) month period commencing on the date he first performs an Hour of Service as defined in Department of Labor regulation Section 2530.200b-2, or in any calendar year. Notwithstanding the preceding, if an Employee was first employed by the Company on or after January 1, 1991, and prior to October 1, 1991, said Employee shall be eligible to participate in the Plan on January 1, 1992.

Section 2.2    PLAN BINDING

               Upon becoming a Participant, a Participant shall be bound then and thereafter by the terms of this Plan and the Trust Agreement, including all amendments to the Plan and the Trust Agreement made in the manner herein authorized.

Section 2.3    REEMPLOYMENT

               (a) Termination of employment shall be deemed to occur when an Employee has an interruption in continuity of his employment by the Company. Such termination may have resulted from retirement, death, voluntary or involuntary termination of employment, unauthorized absence, or by failure to return to active employment with the Company or to retire by the date on which an authorized leave of absence expired.

               (b) If an Employee who was not eligible to become a Participant in the Plan during his prior period of employment is reemployed, he shall be eligible to participate in the Plan after he has met the requirements of Section 2.1.

               (c) If an Employee who was a Participant in the Plan during his prior period of employment is reemployed, he shall be eligible to again become a Participant as of the date he again becomes an Employee.

               (d) If a person employed by the Employer becomes an Employee as defined under this Plan, he shall be eligible to participate in the Plan as of the date of his change in status, provided he has met the requirements of Section 2.1. If a person employed by the Employer ceases to be an Employee as defined under the Plan he will cease to be an active

                    Participant effective as of the first payroll coincident with or next following his change in status.

Section 2.4    BENEFICIARY DESIGNATION

                    Upon commencing participation, each Participant shall designate a Beneficiary on forms furnished by the Committee. Such Participant may then from time to time change his Beneficiary designation by written notice to the Committee and, upon such change, the rights of all previously designated Beneficiaries to receive any benefits under this Plan shall cease. A married Participant may not name as his Beneficiary someone other than his spouse unless the spouse consents in writing to such designation, which consent shall be acknowledged by a Plan representative or by a notary public. If the Beneficiary designation consented to by the spouse is not limited to a specific Beneficiary ("general consent"), the consent must acknowledge that the spouse has a right to limit consent to a specific Beneficiary. The consent of the spouse must be obtained each time the Beneficiary is changed, unless a general consent is given. If, at the time of a Participant's death while benefits are still outstanding, his named Beneficiary does not survive him, the benefits shall be paid to his named contingent Beneficiary. If a deceased Participant is not survived by either a named Beneficiary or contingent Beneficiary (or if no Beneficiary was effectively named), the benefits shall be paid in a single sum to the person or persons in the first of the following classes of successive preference beneficiaries then surviving: the Participant's (i) surviving spouse, (ii) children, (iii) parents, (iv) brothers and sisters, (v) executors and administrators. If the Beneficiary or contingent Beneficiary is living at the death of the Participant, but such person dies prior to receiving the entire death benefit, the remaining portion of such death benefits shall be paid in a single sum to the estate of such deceased Beneficiary or contingent Beneficiary.

Section 2.5    NOTIFICATION OF INDIVIDUAL ACCOUNT BALANCE

                    At least once each Plan Year or more frequently as determined by the Committee, the Committee shall notify each Participant of the amount of his share in the Adjustments and Contributions for the period just completed, and the new balance of his Individual Account.

                                      ARTICLE 3

                                    CONTRIBUTIONS


Section 3.1    SALARY REDIRECTION

                    Each Employee employed by an Employer listed on Appendix A who satisfies the requirements of Section 2.1 may elect to have Salary Redirection made on his behalf, commencing on the date specified in Section 2.1. Such election shall be made by entering into a Salary Redirection agreement with the Employer in which it is agreed that the Employer will redirect a portion of the Participant's Compensation and contribute that designated amount to the Trust Fund on behalf of the Participant in accordance with the following.

               (a) SALARY REDIRECTION AGREEMENT. Each eligible Employee may enter into a Salary Redirection agreement under which the Employee's Employer will redirect a portion of the Participant's Compensation during each payroll period in an amount equal to an integral percentage from one percent (1%) to sixteen percent (16%) of such Compensation and contribute such percentage to the Trust Fund on behalf of the Participant.

               (b) SUBMISSION OF FORM. In order for Salary Redirection to commence on the appropriate date (the beginning of a payroll period), the Salary Redirection agreement must be received by the Committee, or effective June 1, 1998, the designee of the Committee, at least fifteen (15) days prior to the date Salary Redirection is to start. Notwithstanding the above, a terminated Participant who is reemployed and is eligible to participate upon reemployment may enter into a Salary Redirection Agreement on his reemployment date to be applicable to Compensation earned on and after such date.
                    In the event a Participant does not so elect when initially eligible, he may subsequently elect to have Salary Redirection made on his behalf commencing with the first day of any payroll period which is at least fifteen (15) days after the date his election form is delivered to the Committee. The Salary Redirection agreement shall be on a form provided, or effective June 1,1998, in a manner prescribed by the Committee. Such agreement shall authorize the Employer to reduce Compensation otherwise payable to the Participant during each pay period by the amount of Salary Redirection elected.

               (c) CHANGE IN REDIRECTED AMOUNTS. A Participant electing to have Salary Redirection made on his behalf to the Plan pursuant to this Section, may, on a Salary Redirection agreement prescribed by and submitted in a manner established by the Committee, increase or decrease his Salary Redirection amount (within the appropriate minimum and maximum) as of the first day of any payroll period which is at least fifteen (15) days after the date his election form is received by the Committee, but not retroactively. Effective June 1, 1998, a Participant electing to have Salary Redirection made on his behalf to the Plan pursuant to this Section, may in a manner prescribed by the Committee, enter into a Salary Redirection agreement to increase or decrease his Salary Redirection amount (within the appropriate minimum and maximum) as of the first day of any payroll period which is at least fifteen days after the date of such election, but not
                    retroactively.   The Salary Redirection agreement shall
                    state the amount of Salary Redirection he desires to have made.

               (d) CESSATION OF REDIRECTION. Any Participant may elect to cease future Salary Redirection to the Plan effective with the first regular payroll period that it is administratively possible to do so following notification. In the event any such Participant desires thereafter to recommence having Salary Redirection made on his behalf, he shall be allowed to do so effective with the first day of any payroll period which is at least fifteen (15) days after receipt of written notice by the Committee on the appropriate form stating, or effective June 1, 1998, in the manner prescribed by the Committee, the amount of Salary Redirection he desires to have made.

               (e) NOTICE REQUIREMENTS. Any of the notice requirements in this Section may be lengthened or shortened by the Committee if it finds it administratively necessary or feasible to do so, with such discretion being exercised in a nondiscriminatory manner.

               (f) PAYMENT TO TRUSTEE. The Employer shall pay to the Trustee any Salary Redirection made on behalf of any Participant within a reasonable time following the end of each regular pay period, but no later than ninety (90) days beginning on the date on which such Salary Redirection would otherwise be paid to the Participant in cash. Effective February 3, 1997, the Employer shall pay to the Trustee any Salary Redirection made on behalf of any Participant as of the earliest date on which such Salary Redirection can reasonably be segregated from the Employer's general assets, but no later than the fifteenth (15th) business day of the month following the month in which the Salary Redirection is received by the Employer or the fifteenth (15th) business day of the month following the month in which the Salary Redirection would otherwise have been payable to the Participant in cash.

               (g) AMOUNTS OF ESOP DIVIDENDS DEEMED DEFERRED. Effective January 1, 1996, a Dividend Eligible Participant will be deemed to have elected to have a Salary Redirection made on his behalf in the amount of the ESOP Dividends paid to him in cash, subject to the limits of Sections 401(k), 402(g) and 415 of the Code and the regulations thereunder, unless the Participant elects otherwise by making the appropriate election with the Committee in the manner prescribed by the Committee. Effective January 1, 1998, a Dividend Eligible Participant will be deemed to have elected to have a Salary Redirection made on his behalf in the amount of the ESOP Dividends paid to him in cash, subject to the limits of Sections 401(k), 402(g) and 415 of the Code and the regulations thereunder. Deemed deferrals made pursuant to this Subsection 3.1(g), shall not be taken into account in the calculation of the percentage of salary redirected pursuant to Subsection 3.1(a).

Section 3.2    MATCHING CONTRIBUTIONS

                    For each Accounting Year in which the Employer listed on Appendix A has net profits or accumulated net profits, as determined under generally accepted accounting principles, said Employer shall make an Employer Matching Contribution from such net profits or accumulated net profits to the Trust Fund on behalf of eligible Participants. The Matching Contribution will be an amount necessary to match thirty-three percent (33%), fifty percent (50%) effective January 1, 1998, of said eligible Participants' net eligible Salary Redirection made to the Trust Fund for the Plan Year. Net eligible Salary Redirection means Salary Redirection not to exceed six percent (6%) percent of Compensation during the Plan Year, which Salary Redirection has not been withdrawn. For purposes of calculating net eligible Salary Redirection, withdrawals shall be deemed to have been made from the earliest Salary Redirection not yet withdrawn. Any Matching Contribution which is made as of a Valuation Date shall be allocated to the Matching Contribution Account of each eligible Participant. For purposes of this Section, an eligible Participant shall mean a Participant who has made Salary Redirection contributions during the Plan Year and is being employed by an Employer listed on Appendix A.

Section 3.3    ROLLOVER AMOUNT FROM OTHER PLANS

                    An Employee eligible to participate in the Plan, regardless of whether he has satisfied the participation requirements of Section 2.1, may transfer to the Trust Fund an "eligible rollover distribution," defined in Code
                    Section 402(c)(4), provided that such distribution is from a plan that meets the requirements of Code Section 401(a).

               (a) The procedures approved by the Committee shall provide that such a transfer may be made only if the following conditions are satisfied:

                    (1) The transfer occurs on or before the sixtieth (60th) day following the distribution from the other plan;

                    (2) The amount transferred is equal to any portion of the distribution made from the other plan, subject to the maximum rollover provision of Section 402 of the Code; and

                    (3) Any contribution rolled over pursuant to this provision is entirely in cash.

               (b) Notwithstanding the foregoing, if an Employee had deposited a distribution previously received from another qualified plan into an individual retirement account, as defined in Code Section 408, he may transfer the amount of such distribution, plus earnings thereon, to this plan; provided such rollover amount is deposited with the Trustee on or before the sixtieth (60th) day following the Employee's receipt thereof from the individual retirement account.

               (c) The Committee shall develop such procedure, and may require such information from an Employee desiring to make such a rollover or transfer, as it deems necessary or desirable to determine that the rollover or transfer will meet the requirements of this Section. Upon approval by the Committee, or effective June 1, 1998, upon the approval pursuant to a method authorized by the Committee, the amount rolled over or transferred shall be deposited in the Trust Fund and shall be credited to a Rollover Account. The value of such Account shall be one hundred percent (100%) vested in the Employee and shall share in income allocations in accordance with Section 4.3. Upon the employee's termination of employment with the Company, the total amount of the Rollover Account shall be distributed in accordance with Article 5.

               (d) Upon such a rollover or transfer by an Employee who is otherwise eligible to participate in the Plan but who has not yet completed the participation requirements of Section 2.1, his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

Section 3.4    NONDISCRIMINATION TEST FOR SALARY REDIRECTION

               (a) Periodically as determined by the Employer, the Employer shall check the actual deferral percentages against the tests identified below. In the event that neither test is met, the Employer shall reduce the Salary Redirection percentages of Highly Compensated Employees that are above the maximum deferral percentage allowed under the tests; provided that the initial reductions shall be in unmatched Salary Redirection, and only if such redirections are not sufficient shall matched Salary Redirection be reduced. Beginning with the highest such percentage, each contribution percentage shall be reduced to the next highest percentage, and so forth, until the excess is eliminated. If it is necessary to reduce the matched Salary Redirection, the Participant shall nevertheless receive from the Plan a distribution equal to the Employer Matching Contribution plus any income thereon that would have been allocated to him had such reduction in contribution not been necessary.

               (b) The term "eligible Employees," for purposes of this Section, shall mean all employees of the Employer who are eligible to make Salary Redirection contributions during the Plan Year for which the tests are being made.

               (c) The term "actual deferral percentage," means the average of the following percentages (calculated separately for each eligible Employee): Salary Redirection contributions on behalf of each eligible Employee divided by the compensation of the eligible Employee. Matching Contributions will be included in the numerator to the extent that those contributions are not included for purposes of calculating the actual contribution percentage under Section 3.5. In calculating the actual deferral percentage of a Highly Compensated Employee who participates in more than one cash or deferred arrangement of the Company, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

               (d) The term "compensation" for purposes of this Section shall include amounts paid by the Company to the Employee during the period he is eligible to make Salary Redirection contributions and which amounts are currently includable in the Employee's gross income. For all Plan Years, the Company shall have the right to increase the Employee's compensation, for purposes of this Section, by the amount of an Employee's salary redirection election under Code Section 125 (flexible benefit plans), Section 402(g) (salary redirection) and Section 402(h)(1)(B) (simplified employee plans), or to use such alternative definition of compensation as may be provided under Code
                    Section 414(s). Alternate definitions of compensation under Code Section 414(s) include (i) compensation within the meaning of Code Section 415(c)(3) including or excluding reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation and welfare benefits, and (ii) any other definition of compensation that is reasonable, does not by design favor Highly Compensated Employees and satisfies the nondiscrimination requirements of Code
                    Section 414(s) and the regulations thereunder. Effective for Plan Years beginning on and after January 1, 1989, and ending prior to January 1, 1994, compensation for purposes of this Section shall be limited to two hundred thousand dollars ($200,000) or such larger amount as determined pursuant to Code Section 401(a)(17). Effective for Plan Years beginning on and after January 1, 1994, compensation for purposes of this Section shall be limited to one hundred fifty thousand dollars ($150,000) or such other amount as authorized pursuant to Code Section 401(a)(17).

               (e) Only one (1) of the following two (2) tests need be satisfied not to have a reduction in Salary Redirection.

                    Test I - The actual deferral percentage for the group of
                         Highly Compensated Employees is not more than the actual deferral percentage of all other eligible Employees multiplied by one and twenty-five hundredths (1.25).

                    Test II - The excess of the actual deferral percentage for the group of Highly Compensated Employees over the actual deferral percentage for all other eligible Employees is not more than two (2) percentage points, and the actual deferral percentage for the group of Highly Compensated Employees is not more than the actual deferral percentage for all other eligible Employees multiplied by two (2.0). Effective for Plan Years beginning after December 31, 1988, if Test II in Subsection 3.5 (e) is used in testing other contributions pursuant to that Section, Test II under this Section shall be limited as provided for in Code
                         Section 401(m)(9) and the regulations issued by the Secretary of the Treasury or notices issued by the Internal Revenue Service. If a multiple use of Test II occurs, such multiple use shall be corrected by reducing either the actual deferral percentage or actual contribution percentage of the Highly Compensated Employees in an amount calculated in the manner provided in Subsection (a) of this Section or Subsection 3.5(a).

               (f) If neither Test I nor Test II is satisfied for any Plan Year, the Plan shall nevertheless be deemed to comply with the requirements of Section 401(k)(3)(A)(ii) of the Code for such Plan Year if, before the last day of the following Plan Year, the amount of any excess contribution (adjusted for income or loss for the Plan Year computed using any reasonable method that satisfies Code Section 401(a)(4) provided it is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year and provided it is used by the Plan for allocating income or loss to Participants' Individual Accounts) is distributed to the Participant. Unless a Participant elects otherwise in the manner prescribed by the Committee, a Participant receiving a distribution pursuant to this Subsection 3.4(f) shall be deemed to have made a Salary Redirection agreement of Compensation (earned in the taxable year in which such distribution is received) of up to the amount of such distribution, subject to the limits of Code
                    Section 401(k), 402(g) and 415 for the Plan Year such Salary Redirections are made. In the event any excess contributions will be distributed to the Participant, the Administrator may pay these amounts to a Paying Agent. Prior to January 1, 1997, in the case of family aggregation pursuant to Subsection 1.28(c), excess contributions under this Section shall be allocated to Participants who are subject to the family aggregation rules of Code Section 414(q)(6) in the manner prescribed by the regulations.

               (g) This Section shall be governed by the rules of Code Section 401(k), 401(a)(4) and any rules or regulations issued pursuant thereto, including the aggregation rules of Code
                    Section 401(k)(3) and the regulations thereunder.

Section 3.5    NONDISCRIMINATION TEST FOR OTHER CONTRIBUTIONS

               (a) Periodically as determined by the Employer, the Employer shall check the actual contribution percentages against the tests identified below. In the event that neither test is met, the Employer shall reduce the Matching Contribution percentages of Highly Compensated
                    Employees that are above the maximum contribution percentage allowed under the tests. Beginning with the highest such percentage, each contribution percentage shall be reduced to the next highest percentage, and so forth, until the excess is eliminated. If it is necessary to reduce the Employer Matching Contribution the Participant shall nevertheless receive from the Plan a distribution equal to the Employer Matching Contribution plus any income thereon that would have been allocated to him had such reduction in contribution not been necessary.

               (b) The term "eligible Employees," for purposes of this Section, shall mean all employees of the Employer who are eligible to: make Salary Redirection contributions, if the Employer elects to take Salary Redirection into account, and receive Matching Contributions during the Plan Year for which the tests are being made.

               (c) The term "actual contribution percentage," means the average of the following percentages (calculated separately for each eligible Employee): Matching Contributions (and
                    Salary Redirection to the extent elected by the Employer and permitted by Regulations under Code
                    Section 401(m)) on behalf of each eligible Employee divided by compensation of the eligible Employee. In calculating the actual contribution percentage of a Highly Compensated Employee who participates in more than one arrangement of the Company subject to Code
                    Section 401(m), all arrangements subject to Code
                    Section 401(m) ending with or within the same calendar year shall be treated as a single arrangement.

               (d) The term "compensation" for purposes of this Section shall include amounts paid by the Company to the Employee during the period he is eligible to make Salary Redirection contributions and which amounts are currently includable in the Employee's gross income.
                    For all Plan Years, the Company shall have the right to increase the Employee's compensation, for purposes of this Section, by the amount of an Employee's salary redirection elections under Code Section 125 (flexible benefit plans), Section 402(g) (salary redirection) and
                    Section 402(h)(1)(B) (simplified employee plans), or to use such alternative definition of compensation as may be provided under Code Section 414(s). Alternate definitions of compensation under Code Section 414(s) include (i) compensation within the meaning of Code
                    Section 415(c)(3) including or excluding reimbursements or other expense allowance, fringe benefits (cash or non-cash), moving expenses, deferred compensation and welfare benefits, and (ii) any other definition of compensation that is reasonable, does not by design favor Highly Compensated Employees and satisfies the nondiscrimination requirements of Code Section 414(s) and the regulations thereunder. Effective for Plan
                    Years beginning on and after January 1, 1989, and ending prior to January 1, 1994, compensation for purposes of this Section shall be limited to two hundred thousand dollars ($200,000 or such larger amount as determined pursuant to Code Section
                    401(a)(17). Effective for Plan Years beginning on and after January 1, 1994, compensation for purposes of this Section shall be limited to one hundred fifty thousand dollars ($150,000) or such other amount as authorized pursuant to Code Section 401(a)(17).

               (e) Only one (1) of the following two (2) tests need be satisfied not to have a reduction in contributions tested pursuant to this Section.

                    Test I - The actual contribution percentage for the group of
                         Highly Compensated Employees is not more than the actual contribution percentage of all other eligible Employees multiplied by one and twenty-five hundredths (1.25).

                    Test II - The excess of the actual contribution percentage for the group of Highly Compensated Employees over the actual contribution percentage for all other eligible Employees is not more than two (2) percentage points, and the actual contribution percentage for the group of Highly Compensated Employees is not more than the actual contribution percentage for all other eligible Employees multiplied by two (2.0). Effective for Plan Years beginning after December 31, 1988, if Test II in Subsection 3.4 (e) is used in testing salary redirection pursuant to that Section,

                         Test II under this Section shall be limited as provided in Code Section 401(m)(9) and the regulations issued by the Secretary of the Treasury or notices issued by the Internal Revenue Service. If a multiple use of Test II occurs, such multiple use shall be corrected by reducing either the actual deferral percentage or actual contribution percentage of the Highly Compensated Employees in an amount calculated in the manner provided in Subsection (a) of this Section or Subsection 3.4(a).

               (f) If neither Test I nor Test II is satisfied for any Plan Year, the Plan shall nevertheless be deemed to comply with the requirements of Section 401(m) of the Code for such Plan Year if, before the last day of the following Plan Year, the amount of any excess contribution (adjusted for income or loss for the Plan Year computed using any reasonable method that satisfies Code Section 401(a)(4) provided it is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year and provided it is used by the Plan for allocating income or loss to Participants' Individual Accounts) is distributed to the Participant, or if forfeitable, is forfeited. In the case of family aggregation pursuant to Section 1.28(c), excess contributions under this Section shall be allocated to Participants who are subject to the family aggregation rules of Code Section 414(q)(6) in the manner prescribed by regulations. For purposes of this Section, the term "excess contributions" means, with respect to any Plan Year, the excess of:

                    (1) The aggregate amount of Matching Contributions actually paid to the Trust Fund on behalf of Highly Compensated Employees for the Plan Year, over

                    (2) The maximum amount of such contributions permitted under Subsection (e) of this Section.

                    In the event that the tests in Subsection (e) of this Section are performed on a restructured basis pursuant to the regulations under Code Section 401(a)(4), excess contributions pursuant to this Subsection may be determined on a restructured basis.

               (g) This Section shall be governed by Code Section 401(m), 401(a)(4) and any rules or regulations issued pursuant thereto, including the aggregation rules of Code Section 401(m)(2)(B) and the regulations thereunder.

Section 3.6    MAXIMUM INDIVIDUAL DEFERRAL

                    A Participant shall not be permitted to have his Employer redirect an amount in excess of seven thousand dollars ($7,000) in any calendar year pursuant to the provisions of Section 3.1 and Section 8.3, including contributions to any other plan of the Company, which are made pursuant to Code Section 402(g)(1). The seven thousand dollar ($7,000) limitation shall be adjusted in accordance with cost-of-living adjustments made by the Secretary of the Treasury pursuant to Code Section 402(g)(5). If any amount is redirected pursuant to
                    Section 3.1 and Section 8.3 in excess of seven thousand dollars ($7,000), as adjusted, or if a Participant notifies the Committee, in writing, by March 1 following the close of the taxable year, of its portion of the amount contributed in excess of seven thousand dollars ($7,000), as adjusted, to all plans pursuant to Code Section 402(g)(1), such amount shall be deemed an "excess deferral" and the 401(k) Savings Committee shall direct the Trustee to distribute to the Participant (not later than April 15 following the calendar year in which the excess deferral was made) the amount of the excess deferral (adjusted for income or loss for the Plan Year computed using any reasonable method that satisfies Code Section 401(a)(4) provided it is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year and provided it is used by the Plan for allocating income or loss to Participants' Accounts and reduced by any deferrals distributed pursuant to
                    Section 3.4).

Section 3.7    MISTAKE OF FACT

                    If due to a mistake of fact, Employer Contributions to the Trust Fund for any Plan Year exceed the amount intended to be contributed, notwithstanding any provision to the contrary, the Employer, as soon as such mistake of fact is discovered, shall notify the Trustee. The Employer shall direct that the Trustee return such excess to the Employer, provided such return is made within one (1) year of the date on which the Employer made the contribution.

                                      ARTICLE 4

                          ALLOCATIONS TO INDIVIDUAL ACCOUNTS


Section 4.1    INDIVIDUAL ACCOUNTS

                    The Committee shall establish and maintain an Individual Account in the name of each Participant to which the Committee shall credit all amounts allocated to each such Participant pursuant to Article 3 and the following Sections of this Article. Effective January 1, 1998 the Committee shall also credit all amounts allocated to each such Participant pursuant to Article 7, Article 8, Article 9, and Article 10, and effective August 1, 1998 Article 17.

Section 4.2    INVESTMENT OF ACCOUNTS

                    The Individual Account shall be invested by the Trustee in accordance with the following:

               (a) There shall be established the following Investment Funds within the Trust Fund:

                    (1)  Fidelity Retirement Government Money Market Portfolio,

                    (2) Fidelity Ginnie Mae Portfolio, frozen effective October 1, 1996,

                    (3)  Fidelity Puritan Fund,

                    (4)  Fidelity Spartan U. S. Equity Index Portfolio,

                    (5)  Fidelity Magellan Fund.

                    (6)  Fidelity Contrafund, effective October 1, 1996,

                    (7)  Fidelity Equity-Income II Fund, effective October 1,
                         1996,

                    (8)  Warburg Pincus Emerging Growth, effective October 1,
                         1996,

                    (9)  Templeton Foreign, effective October 1, 1996,

                    (10) Fidelity Intermediate Bond Fund, effective October 1,
                         1996,

                    (11) LG&E Energy Corp. Common Stock Fund, effective
                         January 1, 1998.

                    (12) Janus Worldwide Fund, effective August 1, 1998.

               (b) The Participant may direct the investments of current contributions to his Individual Account and the cumulative balance of his Individual Account in increments of ten percent (10%), one percent (1%) effective October 1, 1996, by giving the Investment Manager such notice as it shall require to be effective as soon as reasonably possible.

               (c) A Participant may transfer the cumulative balance of his Individual Account, excluding the portion attributable to his Prior ESOP Account. There shall be no limit on the number of times a Participant can change the direction as to the investment of current contributions to his Individual Account.

               (d) A Participant who does not make any election under this Section shall have the Individual Account and current contributions made on his behalf invested in the Retirement Government Money Market Portfolio.

Section 4.3    VALUATION OF ACCOUNTS

               (a) INDIVIDUAL ACCOUNT. As of each Valuation Date, the Committee shall determine the fair market value of the Individual Account of each Participant as follows:

                    (1) The value of the Individual Account of each Participant as of the last Valuation Date;

                    (2) MINUS the amount of any withdrawals and distributions made from the Participant's Individual Account since the last Valuation Date;

                    (3) PLUS any contributions to the separate account in the Participant's Individual Account established for contributions pursuant to the following Sections since the last Valuation Date: 3.1, 3.2, 3.3, 8.3, 8.4, 8.5;

                    (4) PLUS any investment earnings allocated to such Individual Account since the last Valuation Date;

                    (5) MINUS any investment losses allocated to such Individual Account since the last Valuation Date.

               (b) INVESTMENT EARNINGS OR LOSSES. The investment earnings (or losses, if such computation is negative) from each Investment Fund shall mean the net gain or loss of each Investment Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the fund. In determining the investment earnings or losses of the Investment Fund as of any date, assets shall be valued on the basis of their fair market value as of said date.

               (c) ALLOCATION OF INVESTMENT EARNINGS OR LOSSES. The investment earnings and losses from each Investment Fund shall be allocated to the Individual Account of each Participant invested in the respective investment fund in such reasonable and consistently applied manner as the Investment Manager shall determine, provided that the allocation is based on the relative market values of the Participant's Individual Account.

Section 4.4    TRUSTEE AND COMMITTEE JUDGMENT CONTROLS

                    In determining the fair market value of the Trust Fund and of Individual Accounts, the Trustee and the Committee shall exercise their best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and their beneficiaries. All allocations shall be deemed to have been made as of the Valuation Date, regardless of when actual allocations were undertaken.

Section 4.5    MAXIMUM ADDITIONS

                    Anything herein to the contrary notwithstanding, the total Annual Additions of a Participant for any Limitation Year when combined with any similar annual additions credited to the Participant for the same period from another qualified Defined Contribution Plan maintained by the Company, shall not exceed the lesser of the amounts determined pursuant to Subsection (a) or
                    (b) of this Section.

               (a) Thirty thousand dollars ($30,000) or, if greater, twenty-five percent (25%) of the dollar limitation in effect under Code Section 415(b)(1)(A); or

               (b) Twenty-five percent (25%) of the Participant's compensation received from the Company for such Limitation Year, as determined pursuant to Section 415 of the Code.

               (c) In the event a Participant is covered by one or more Defined Contribution Plans maintained by the Company, the maximum annual additions as noted above shall be decreased in any other Defined Contribution Plan as determined necessary by the Company, prior to a reduction of this Plan, to ensure that all such plans will remain qualified under the Code.

Section 4.6    CORRECTIVE ADJUSTMENTS

                    In the event that corrective adjustments in the Annual Addition to any Participant's Individual Account are required as the result of allocating forfeitures, a reasonable error in estimating a Participant's compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to an individual under the limits of Code Section 415, or such other facts and circumstances as may be provided for by rules or regulations issued pursuant to Code Section 415, the corrective adjustments shall be made pursuant to and in the order of the Subsections in this Section 4.6. Effective January 1, 1996, unless a Participant elects otherwise in the manner prescribed by the Committee, a Participant receiving a distribution under this Section 4.6 shall be deemed to have made a Salary Redirection agreement of Compensation (earned in the taxable year in which such distribution is received) equal to the amount of such distribution, subject to the limits of Code Section 401(k), 402(g) and 415 for the Plan Year such Salary Redirections are made. In the event any excess Annual Additions will be distributed to the Participant, the Committee may pay these amounts to the Paying Agent.

                    (a) The portion of the Participant's unmatched Salary Redirection shall be reduced to insure compliance with
                         Section 4.5. Any affected Salary Redirection will be distributed to the Participant.

                    (b) The portion of the Participant's matched Salary Redirection and his Matching Contributions shall be proportionally reduced to insure compliance with
                         Section 4.5. Any affected Salary Redirection will be distributed to the Participant. Any affected Matching Contributions shall be used to reduce future Matching Contributions.

Section 4.7    DEFINED CONTRIBUTION AND DEFINED BENEFIT PLAN FRACTION

                    If a Participant is a participant in a Defined Benefit Plan maintained by the Company, the sum of his defined benefit plan fraction and his defined contribution plan fraction for any Limitation Year may not exceed one (1.0).

               (a) For purposes of this Section, the term "defined contribution plan fraction" shall mean a fraction the numerator of which is the sum of all of the Annual Additions of the Participant under this Plan and any other Defined Contribution Plan maintained by the Company as of the close of the Limitation Year and the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior Limitation Year of employment with the Company:

                    (1) The product of one and twenty-five hundredths (1.25) multiplied by the dollar limitation in effect under
                         Section 415(c)(1)(A) of the Code; or

                    (2) The product of one and forty hundredths (1.4) multiplied by the amount which may be taken into account under Code Section 415(c)(1)(B) with respect to each individual under the Plan for such Limitation Year.

               (b) For purposes of this Section, the term, "defined benefit plan fraction" shall mean a fraction the numerator of which is the Participant's projected annual benefit (as defined in the Defined Benefit Plan) determined as of the close of the Limitation Year and the denominator of which is the lesser of:

                    (1) The product of one and twenty-five hundredths (1.25) multiplied by the dollar limitation in effect pursuant to Section 415(b)(1)(A) of the Code for such Limitation Year; or

                    (2) The product of one and forty hundredths (1.4) multiplied by the amount which may be taken into account pursuant to Section 415(b)(1)(B) of the Code with respect to each individual under the Plan for such Limitation Year.

               (c) The limitation on aggregate benefits from a Defined Benefit Plan and a Defined Contribution Plan which is contained in
                    Section 2004 of ERISA, as amended, shall be complied with by a reduction (if necessary) in the Participant's benefits under the Defined Benefit Plan.

                                      ARTICLE 5

                                    DISTRIBUTIONS


Section 5.1    NORMAL RETIREMENT

                    When a Participant lives to his Normal Retirement Date and retires, he shall become entitled to the full value of his Individual Account as of the Valuation Date on which the distribution is made.

Section 5.2    EARLY RETIREMENT

                    When a Participant lives to his Early Retirement Date and retires, he shall become entitled to the full value of his Individual Account as of the Valuation Date on which the distribution is made.

Section 5.3    LATE RETIREMENT

                    A Participant may continue his employment past his Normal Retirement Date on a year to year basis. He shall continue to be an active Participant under the Plan. Upon his actual retirement, he shall become entitled to the full value of his Individual Account of the Valuation Date on which the distribution is made.

Section 5.4    DEATH

                    If a Participant dies while an active Participant under the Plan, his Beneficiary shall be entitled to the full value of his Individual Account as of the Valuation Date on which the distribution is made.

Section 5.5    DISABILITY

                    When it is determined that a Participant is Totally and Permanently Disabled, the Committee shall certify such fact to the Trustee and such Disabled Participant shall be entitled to receive the full value of his Individual Account as of the Valuation Date on which the distribution is made.

Section 5.6    TERMINATION OF EMPLOYMENT

                    Upon termination of employment with the Company for any reason (other than Normal Retirement, Late Retirement, total and permanent Disability, or Death), a Participant shall be entitled to a benefit equal to the full value of his Individual Account as of the Valuation Date on which the distribution is made.

Section 5.7    COMMENCEMENT OF BENEFITS

               (a) Any benefits payable under this Article shall be paid as soon as reasonably possible following the date of severance from the Company, subject to the Participant's consent. Unless the Participant elects otherwise, payment shall begin no later than sixty (60) days after the last day of the Plan Year in which occurs the latest of (i) the Participant's reaching Normal Retirement Age; (ii) the tenth (10th) anniversary of the date the Employee became a Participant; or (iii) termination of the Participant's employment. The Participant may defer distribution to a subsequent date unless his benefit may be cashed out without his consent pursuant to Subsection 5.9, or unless he is subject to Section 5.8 as a result of attaining age seventy and one-half (70-1/2).

               (b) If the Participant does not consent to a distribution as provided above, such distribution shall be made based on the value of the Individual Account as of the Valuation Date coincident with or immediately preceding the receipt of notice by the Committee of the election to receive a distribution. Such distribution shall be made as soon as reasonably possible following such Valuation Date.

Section 5.8    MINIMUM DISTRIBUTIONS

               (a) The Individual Account of all Participants must be distributed or commence to be distributed no later than April 1 following the calendar year in which such individual attains age seventy and one-half (70-1/2) unless such individual has effectively executed a waiver prior to January 1, 1984, in accordance with the Code and notices and regulations issued thereunder. However, if the Participant was not a five percent (5%) owner in any Plan Year after attaining age sixty-five and one-half (65-1/2) and had attained age seventy and one-half (70-1/2) prior to January 1, 1988, distributions to said Participant must commence no later than the April 1 following the calendar year in which the later of termination of employment or age seventy and one-half (70-1/2) occurs, or the Participant becomes a five percent (5%) owner. Effective June 1, 1998 for a Participant who attains age seventy and one-half (70-1/2) while actively at work, distributions to said Participant must commence no later than the April 1 following the calendar year in which the later of termination of employment, or the Participant becomes a five percent (5%) owner.

               (b) All distributions required under this Article shall be determined and made in accordance with the Proposed Regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations.

Section 5.9    METHODS OF PAYMENT

               (a) A Participant or Beneficiary shall elect a distribution of the Individual Account as provided hereinafter. No other manner of distribution shall be provided. The request by the Participant or the Beneficiary shall be in writing and shall be filed with the Committee at least thirty (30) days before distribution is to be made. Effective June 1, 1998, the request by the Participant or the Beneficiary shall be in a manner and time prescribed by the Committee. The Committee may not require a distribution without the consent of the Participant prior to his reaching the later of Normal Retirement Age or, if the Participant is deceased, without the consent of his spouse, if living, or of his Beneficiary, unless the vested value of the Individual Account is not more than three thousand five hundred dollars ($3,500) or effective June 1, 1998 five thousand dollars ($5,000). If the vested value of the Participant's Individual Account is less than three thousand five hundred dollars ($3,500) ) or effective
                    June 1, 1998 five thousand dollars ($5,000), the benefits payable will be paid as soon as reasonably possible following the actual date of severance, notwithstanding lack of consent. If the vested value of the Participant's Individual Account has been more than three thousand five hundred dollars ($3,500) at the time of any distribution, the value the Participant's Individual Account will be deemed to be more than three thousand five hundred dollars ($3,500) at the time of any subsequent distribution for purposes of the consent requirements of this paragraph. Notwithstanding the above, no lump sum distribution may be made after periodic payments have commenced unless the Participant or the Participant's surviving spouse consents in writing to the distribution. The alternative forms of distribution are as follows:

                    (1)  A lump sum distribution in cash or in kind; or

                    (2) Periodic installment payments (either monthly or annually) for a period not to exceed ten (10) years as selected by the Participant or Beneficiary; or

                    (3)  Any combination of the above.

               (b) If the Participant dies after the periodic installment payments commence but before the Individual Account is fully distributed, the balance remaining in the Individual Account shall be paid out over the periods remaining pursuant to the Participant's election under item (2) or (3) of Subsection (a) of this Section, or, if the Beneficiary elects, such other period as is allowed under this Section.

               (c) Any payment provided for in this Section may not extend beyond the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and designated Beneficiary.

               (d) If the Participant dies before distribution occurs or commences, the Participant's entire interest will be distributed no later than five (5) years after the Participant's death, except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

                    (1) If any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the designated Beneficiary commencing no later than one (1) year after the Participant's death.

                    (2) If the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to be made or commence shall not be earlier than the date on which the Participant would have attained age sixty-five (65). If the spouse dies before payments begin, any subsequent distribution shall be made as if the spouse had been the Participant.

               (e) Notwithstanding any settlement option contained in this Plan, the benefits payable to the Beneficiary of any Participant must be incidental to the primary purpose of distributing accumulated funds to the Participant, and if the Participant's designated Beneficiary or survivor is other than his spouse, the settlement option shall not violate Code Section 401(a)(9).

               (f) This Plan specifically permits a distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age under the Plan. Nothing in this Section 5.9 gives a Participant a right to receive a distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not permitted under the Plan.

Section 5.10   BENEFITS TO MINORS AND INCOMPETENTS

               (a) In case any person entitled to receive payment under the Plan shall be a minor, the Committee, in its discretion, may dispose of such amount in any one or more of the ways specified in items (1) through (3) of this Subsection.

                    (1)  By payment thereof directly to such minor;

                    (2)  By application thereof for benefit of such minor;

                    (3) By payment thereof to either parent of such minor or to any adult person with whom such minor may at the time be living or to any person who shall be legally qualified and shall be acting as guardian of the person or the property of such minor; provided only that the parent or adult person to whom any amount shall be paid shall have advised the Committee in writing that he will hold or use such amount for the benefit of such minor.

               (b) In the event that it shall be found that a person entitled to receive payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor shall have been made by a duly qualified committee or other legal representative), such payment may be made to the spouse, son, daughter, parent, brother, sister or other person deemed by the Committee to have incurred expense for such person otherwise entitled to payment.

Section 5.11   UNCLAIMED BENEFITS

                    If, after diligent effort, a Participant, spouse or Beneficiary who is entitled to a distribution cannot be located within a reasonable period of time after the date such distribution was to commence, the distributable Individual Account balance shall be deposited in such separate account as the Trustee shall determine. The separate account shall be registered in the name of the person entitled to the distribution. The balance in such separate account shall be forfeited on the fifth (5th) anniversary of the Participant's termination of employment, or such later date as the Committee may determine, and shall be used to reduce future Employer Contributions. If the Participant, spouse or Beneficiary subsequently presents a valid claim for the benefit to the Committee, the Committee shall cause the benefit, equal to the amount which was forfeited under this Section, to be restored, first from forfeitures and then from Employer Contributions.

Section 5.12   PARTICIPANT DIRECTED ROLLOVERS

               (a) Any Participant, spouse or alternate payee under a qualified domestic relations order entitled to receive an eligible rollover distribution on or after January 1, 1993, may elect, pursuant to Code Section 401(a)(31) and the rules and regulations issued pursuant thereto, to have such distribution paid directly to an eligible retirement plan. The election shall be made in such form and in such manner as the Employer may require, consistent with the rules and regulations issued pursuant to

                    Code Section 401(a)(31).

               (b) For purposes of Subsection (a) of this Section, an eligible rollover distributions is a distribution of all or any portion of the balance to the credit of the distributee, excluding any distribution which is (i) one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) or the joint lives (or joint life expectancies) of the recipient and the recipient's designated beneficiary; (ii) for a specified period of ten (10) years or more; or (iii) is required to be made under Code Section 401(a)(9). An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b)
                    (other than an endowment contract), a trust described in Code Section 401(a) that is exempt from tax under Code Section 501(a), or an annuity plan described in Code Section 403(a).

               (c) A distributee includes an Employee or Former Employee. In addition, the Employee's or Former Employee's surviving spouse and the Employee's or Former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
                    Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

               (d) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

               (e) A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

                                      ARTICLE 6

                                WITHDRAWALS AND LOANS



Section 6.1    HARDSHIP WITHDRAWAL

               (a) Except as otherwise provided in this Section, in such time and manner as the Committee may specify, the Committee in its sole discretion may permit the Participant to withdraw a portion or all of the balance of his Salary Redirection Account; provided that earnings allocated to such Account after December 31, 1988, may not be withdrawn. Such withdrawal shall be based on the value of the Account on the Valuation Date as of which the withdrawal is paid; provided, however, the Committee may defer the withdrawal if it is in the best interest of the Participant requesting the withdrawal or the other Participants.

               (b) The reason for a withdrawal pursuant to this Section must be to enable the Participant to meet unusual or special situations in his financial affairs resulting in immediate and heavy financial needs of the Participant.
                     Such situations shall be limited to:

                    (1) Medical expenses (described in Code Section 213(d)) previously incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d);

                    (2) Purchase (excluding mortgage payments) of a principal residence for the Participant;

                    (3) Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children, or dependents (as defined in Code Section 152);

                    (4) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                    (5) Any additional items which may be added to the list of deemed immediate and heavy financial needs by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and other documents of general applicability.

                    Any withdrawal hereunder may not exceed the amount required to meet the immediate financial need created, and provided further that such amount must not be reasonably available from other resources of the Participant. The amount of an immediate and heavy financial need shall include any federal, state, or local taxes or penalties reasonably anticipated to result from the distribution.

               (c) The minimum amount of withdrawal a Participant may make pursuant to this Section shall be one thousand dollars ($1,000).

               (d) The Committee may shorten the notice period if it finds it is administratively feasible. In granting or refusing any request for withdrawal or in shortening the notice period, the Committee shall apply uniform standards consistently and such discretionary power shall not be applied so as to discriminate in favor of Highly Compensated Employees.

               (e) The withdrawals under this Section shall in no way affect said Participant's continued participation in this Plan except by the reduction in account balances caused by such withdrawals and except as provided in Subsection (f) of this Section.

               (f) If a Participant withdraws Salary Redirection pursuant to the provisions of this Section, the following provisions of this Subsection shall apply and the Committee shall deem that such amount requested for withdrawal is not reasonably available from other resources of the Participant.

                    (1) A withdrawal may be made pursuant to this Section only after the Participant has obtained all distributions other than hardship distributions, and all non-taxable loans available under this Plan and all other plans maintained by the Company.

                    (2) Elective contributions and employee contributions under this Plan and all other plans maintained by the Company will be suspended for twelve (12) months after receipt of the withdrawal of Salary Redirection pursuant to this Section.

                    (3) The limitation provided for in Section 3.6 for the taxable year of the Participant following the taxable year of the withdrawal pursuant to this Section shall be reduced by the amount of the Participant's Salary Redirection and other elective contributions for the taxable year of the Participant during which the withdrawal pursuant to this Section is taken.

Section 6.2    PARTICIPANT LOANS

               (a) Upon proper application of a Participant or Beneficiary (which, for purposes of this Section, shall mean any person who is a party in interest as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974 and who has a vested interest in his Individual Account), made in such form as the Investment Manager may specify, the Investment Manager may make a loan to the Participant or Beneficiary from his Individual Account. Notwithstanding the preceding sentence, a loan shall not be made to a non-active Participant that may result in discrimination under Code Section 401(a)(4). The application, and the resulting loan, must meet the terms and conditions specified in the following of this Section and the approval or denial of a loan request will be made on the basis of whether the loan would meet these requirements.

               (b) The total amount of all loans shall not exceed the lesser of:

                    (1) Fifty thousand dollars ($50,000), reduced by the highest outstanding balance of loans from the Plan during the one (1) year period ending on the day before the loan is made; or

                    (2) One-half (1/2) the value of the Participant's Individual Account under the Plan as of the date of the loan minus the outstanding balance of all other loans from the Plan as of the date of the loan.

               (c) The amount of any loan must be at least one thousand dollars ($1,000).

               (d) No more than four (4) loans may be outstanding to any Participant at any one time. No Participant may refinance a loan at any time.

               (e) The Investment Manager shall credit interest and principal payments made by a Participant, including payments made pursuant to Subsection (g) of this Section, against his loans evidenced by promissory notes held as earmarked assets of his Individual Account, to the Trust Fund.

               (f) The maximum term of repayment for any loan shall be five (5) years. Notwithstanding the preceding sentence, the maximum term of any loan for a principal residence made under the Prior LNI Plan or Prior LPI Plan made prior to January 1, 1998, shall be fifteen (15) years.

               (g) The Participant shall authorize his Employer to deduct approximately equal interest and principal payments from his compensation payable at the end of each regular pay period (no less frequently than quarterly) in an amount equal to at least ten dollars ($10.00) with respect to each outstanding loan. In the event an inactive Participant or Beneficiary receives a loan hereunder or in the event that a Participant who received a loan ceases to be actively employed by the Company, repayments shall be made to the Committee pursuant to the terms of the promissory note (no less frequently than quarterly). The
                    Committee shall transfer payments under this Subsection to the Investment Manager within a reasonable period of time.

               (h) A Participant may repay, at any time, any portion or all of the then outstanding principal balance of any of his loans, together with interest due to date on the prepaid portion. Any such prepayments shall be made to the Investment Manager. Except as otherwise provided in Subsection (j) of this Section, such right of prepayment shall be entirely in the discretion of the Participant and shall be without premium or penalty.

               (i) The collateral for each loan shall be the assignment of a percentage, sufficient for the amount of the loan, of up to fifty percent (50%) of the Participant's
                    Individual Account as of the date the loan is made, supported by the Participant's promissory note for the amount of such loan, including interest, payable to the order of the Trustee.

               (j) Each loan shall bear interest at a reasonable rate to be fixed by the Investment Manager which shall be based on interest rates currently being charged for loans by commercial lending institutions in the same geographical area as the situs of the Trust. The Investment Manager shall not discriminate among Participants in the matter of interest rate; but loans granted at different times may bear different interest rates if, in the opinion of the Investment Manager, different rates are required based on the rates being charged by commercial lending institutions.

               (k) The terms of the promissory note for each loan shall provide that if a Participant with an outstanding loan balance defaults on the loan prior to the earlier of termination of employment with the Company or attainment of age fifty-nine and one-half (59-1/2), interest shall continue to accrue on the outstanding principal balance at the stated rate, and shall be added to the principal balance as it accrues. If the Participant resumes loan repayments, such repayment of both principal and interest shall be based on the outstanding loan balance on the date repayments resume.
                    The term of the loan, as originally stated, shall be adjusted so that the period during which the Participant was in default will be disregarded. If, on the earlier of termination of employment with the Company or attainment of age fifty-nine and one-half (59-1/2), loan repayments have not resumed, the end of the term of the loan will be deemed to have been reached. In such event, either Subsection (k) of this Section shall apply or, if applicable, the Participant shall be deemed to have made a withdrawal equal to the then outstanding principal balance of the loan. Such deemed withdrawal shall be treated as a distribution to which Subsection (l) of this Section applies.

               (l) No distribution under Article 5 shall be made to any Participant, Former Participant or Beneficiary unless and until all unpaid loans, including accrued interest, have been repaid. Such Participant, Former Participant or Beneficiary shall have the option of paying the unpaid loan balance and accrued interest directly or having such amount deducted from the distribution.

                    The terms of each promissory note shall provide that in the event of default, the Participant shall be deemed to consent to a lump sum distribution at the earliest date a distribution can be made under the Plan equal to the unpaid loan balance and accrued interest.

               (m) In granting or refusing any request for a loan, the Investment Manager shall apply uniform standards consistently and such discretionary power shall not be applied to discriminate in favor of Highly Compensated Employees.

                                     ARTICLE 7

                           EMPLOYEE STOCK OWNERSHIP PLAN


Section 7.1    PURPOSE AND EFFECTIVE DATE

                    Effective January 1, 1998, the Company hereby establishes and designates the LG&E Energy Corp. Common Stock Fund as an Employee Stock Ownership Plan (ESOP)to enable eligible Participants to acquire stock ownership interests in the Company.

Section 7.2    INVESTMENT IN COMPANY STOCK

                    The ESOP is designed to invest primarily in Company Stock and all accounts under this Article shall be invested in the LG&E Energy Corp. Common Stock Fund.

Section 7.3    PRIOR ESOP ACCOUNTS

               (a)  PARTICIPATION

                    An individual with a Prior ESOP Account shall automatically become a Participant in the Plan at the time of the transfer of their prior ESOP balance. ,

               (b)  VESTING

                    That portion of the Participant's Individual Account attributable to the Prior ESOP Account shall be fully-vested and non-forfeitable under the Plan.

               (c)  WITHDRAWALS

                    Pursuant to the procedures adopted by the Administrator, including but not limited to the establishment of minimum amounts, a Participant may elect to have distributed to him any portion or all of his Prior ESOP Account.

               (d)  TRANSFERS

                    Notwithstanding the provisions of Subsection 4.2(c) and
                    Section 7.2, effective January 1,1998, a Participant, Former Participant, or Beneficiary after reaching age fifty five (55), may transfer the balance of his Prior ESOP Account from the LG&E Energy Corp. Common Stock Fund to any of the Investment Funds in the Plan.

Section 7.4    GENERAL ESOP PROVISIONS

               (a)  PAYMENT OF BENEFITS

                    Effective January 1, 1998, Payments of amounts invested in the LG&E Energy Corp. Common Stock Fund shall be in the form of a lump sum. Unless the Participant elects otherwise, the distribution shall be made no later than one (1) year after the close of the Plan Year in which the Participant terminates employment due to death, Total and Permanent Disability or Retirement and no later than five (5) years after the close of the Plan Year in which Participant terminates employment for any other reason.

               (b)  CONTRIBUTIONS

                    Effective January 1, 1998, the Company shall contribute to the Trustee cash equal to, or Company Stock having an aggregate fair market value equal to, such amounts required by Section 3.2 and Section 8.4 of the Plan to the ESOP. Contributions by Participants are not required, but shall be permitted in accordance with
                    Section 3.1 and Section 8.3.

Section 7.5    PUT OPTION

                    Effective January 1, 1998, if the Company Stock is or becomes not readily tradable on an established market, then any Participant, who is otherwise entitled to a distribution for the Plan, shall have the right (hereinafter referred to as "Put Option") to require that the Corporation repurchase any Company Stock at the price established by a valuation conducted by an independent appraiser (as established in Section 401(a)(28) of the Code). The Put Option shall only be exercisable during the sixty (60) day period immediately following the date of distribution and if the Put Option is not exercised within such sixty (60) day period, then it can be exercised for an additional period of sixty (60) days in the following Plan Year. This Put Option shall be nonterminable with the meaning of Regulation 54.4975-(11)(a)(ii).

                    The amount paid for the Company Stock under the Put Option shall be paid in substantially equal payments (not less frequently than annually) over a period beginning not later than thirty (30) days after the exercise of the Put Option and not exceeding five (5) years. There shall be adequate security provided and reasonable interest paid on the unpaid balance due under this paragraph.

Section 7.6    LOANS

               (a)  AUTHORIZATION OF LOAN

                    Effective January 1, 1998, the Board of Directors may direct the Trustee to incur a loan on behalf of the Trust in a manner and under conditions which will cause the loan to be an "exempt loan" within the meaning of Section 4975(d)(2) of the Code and Regulations thereunder. A loan shall be used primarily for the benefit of Plan Participants and their Beneficiaries. The proceeds of each such loan shall be used, within a reasonable time after the loan is obtained, only to purchase Company Stock, to repay the loan or to repay any prior loan. Any such loan shall provide for a reasonable rate of interest, an ascertainable period of maturity and shall be without recourse against the Plan. Any such loan shall be secured solely by shares of Company Stock acquired with the proceeds of the loan and shares of such stock that were used as collateral on a prior loan which was repaid with the proceeds of the current loan. Such stock pledged as collateral shall be placed in a Suspense Account and released pursuant to Subsection 7.06(b), as the loan is repaid. Company Stock released from the Suspense Account shall be allocated in the ratio that each eligible Participant's Compensation, bears to the total Compensation, paid to all Participants during the Plan Year. No person entitled to payment under a loan made pursuant to this Section shall have recourse against any Trust Fund assets other than the stock used as collateral for the loan, Sponsoring Employer contributions of cash that are available to meet obligations under the loan and earnings attributable to such collateral and the investment of such contributions. Employer contributions made with respect to any Plan
                    Year during which the loan remains unpaid, and earnings on such contributions, shall be deemed available to meet obligations under the loan, unless otherwise provided by the Employer at the time such contributions are made.

               (b)  RELEASE OF COMPANY STOCK

                    Any pledge of stock as collateral under this Section shall provide for the release of shares so pledged upon the payment of any portion of the loan. Shares so pledged shall be released in the proportion of the principal and interest, paid on the loan for the Plan Year bears to the aggregate principal and interest, paid for the current Plan Year and each Plan Year thereafter, as provided in Regulation 54.4975-7(b)(8).

               (c)  REPAYMENT OF THE LOAN

                    Payments of principal and interest on any loan under this Section shall be made by the Trustee at the direction of the Committee solely from: (i) employer contributions available to meet obligations under the loan, (ii) earnings from the investment of such contributions, (iii) earnings attributable to stock pledged as collateral for the loan, (iv) other dividends on stock to the extent permitted by law, (v) the proceeds of a subsequent loan made to repay the loan, and (vi) the proceeds of the sale of any stock pledged as collateral for the loan. The contributions and earnings available to pay the loan must be accounted for separately by the Committee until the loan is repaid.

               (d)  ALLOCATIONS TO INDIVIDUAL ACCOUNT

                    Subject to the limitations in Section 4.5 on annual additions to a Participant's Individual Account, assets released from a Suspense Account by reason of payment made on a loan shall be allocated immediately upon such payment to the account of all Participants who then would be entitled to an allocation of contributions if such payment had been made on the last day of the Plan Year.

Section 7.7    DISPOSITION OF DIVIDENDS ON COMPANY STOCK

               (a)  DISTRIBUTION TO DIVIDEND ELIGIBLE PARTICIPANT

                    Effective January 1, 1998, the Trustee shall distribute dividends paid on Company Stock to a Dividend Eligible Participant, no later than ninety (90) days after the end of the Plan year which said dividends are paid.

               (b)  ALLOCATION OF DIVIDEND TO INDIVIDUAL ACCOUNTS

                    Effective January 1, 1998, the Trustee shall allocate dividends paid on Company Stock, which are not otherwise distributed to Dividend Eligible Participants under Subsection 7.7(a) of this Section, to the Individual Account as provided for in Section 4.3 of the Plan.

Section 7.8    VOTING OF STOCK AND OTHER STOCK RIGHTS

               (a)  VOTING

                    Common Stock, including fractional shares, held by the Trustee for a Participant's Individual Account and invested in the LG&E Energy Corp. Common Stock Fund, shall be voted by the Trustee at each annual meeting and at each special meeting of the stockholders of the Company at the direction of the Participant to whose Individual Account such stock is credited to the extent such vote would be consistent with the Trustee's duties under ERISA. The Trustee shall cause each Participant to be provided with a copy of a notice of each such stockholder meeting and the proxy statement of the Company, together with the appropriate form for the Participant to indicate his voting instructions. If the instructions are not timely received by the Trustee with respect to such stock, the Trustee shall vote the uninstructed stock in the same proportion as the instructed stock to the extent such vote would be consistent with the Trustee's duties under ERISA.

               (b)  TENDER OFFER

                    Common Stock, including fractional shares, held by the Trustee for a Participant's Individual Account and invested in the LG&E Energy Corp. Commons Stock Fund, shall be tendered by the Trustee pursuant to a tender offer as directed by the Participant to whose Individual Account such stock is credited to the extent such tender would be consistent with the Trustee's duties under ERISA. The Trustee shall cause each Participant to be provided with notice of any such tender offer as the Trustee receives as a holder of record, and which the Trustee reasonably believes also was received by shareholders generally, as soon as practicable after the Trustee receives such statements or information, together with an appropriate form for the Participant to indicate his or her instruction regarding any such tender offer. If instructions are not timely received by the Trustee with respect to any such stock or if there is any unallocated stock, the Trustee shall tender the shares of such uninstructed or unallocated stock in the same proportion as the Trustee actually receives timely instruction to tender shares of stock to the extent such tender would be consistent with the Trustee's duties under ERISA.

Section 7.9    SECTION 16 COMPLIANCE

                    It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with
                    Section 16 of the Securities Exchange Act of 1934 (the "Act"), as amended and the rule and regulation promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16 of the Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Act. Notwithstanding anything in the Plan to the contrary, the Committee, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

                                     ARTICLE 8

                 PROVISIONS RELATING TO ENERGY MARKETING EMPLOYEES


Section 8.1    ELIGIBILITY

                    Effective for the 1998 Plan Year a Participant who is employed with a Participating Employer listed on Appendix B shall be eligible to participate under this Article 8.

Section 8.2    PROFIT SHARING CONTRIBUTIONS

               (a)  AMOUNT OF PROFIT SHARING CONTRIBUTIONS

                    As of each December 31 Valuation Date for each Plan Year, beginning with the 1998 Plan Year, each Participating Employer shall contribute to the respective Profit Sharing Account of Participants who are entitled to allocations under Subsection 8.2(b) such Participating Employer's net profit for the taxable year ending with or within such Plan Year in the amount of three percent (3%). In the discretion of the Board of Directors, such contribution may be increased or decreased. Such Profit Sharing Contribution shall not exceed the lesser of the amount deductible under Section 404 of the Code, or the amount that are allowable as Annual Additions.

               (b)  ALLOCATION OF PROFIT SHARING CONTRIBUTIONS

                    Each Participating Employer's contribution under Subsection 8.2(a) shall be allocated to the Profit Sharing Account of Participants who are actively employed as of December 31 of the Plan Year who have been credited with at least one thousand (1,000) Hours of Service during their Employment Year that ends in the Plan Year for which the Profit Sharing Contribution is being made, and those who have retired on or after their Normal Retirement Dates, died or become Totally and Permanently Disabled during the Plan Year.

Section 8.3    SALARY REDIRECTION CONTRIBUTIONS

                    Each Employee employed by an Employer listed on Appendix B who satisfies the requirements of Section 2.1 may elect to have Salary Redirection made on his behalf, commencing on the date specified in Section 2.1. Notwithstanding the foregoing, an Employee who was a Participant in the Prior LNI Plan shall be immediately eligible to participate in the Plan. Such election shall be made by entering into a

                    Salary Redirection agreement with the Employer in which it is agreed that the Employer will redirect a portion of the Participant's Compensation and contribute that designated amount to the Trust Fund on behalf of the Participant in accordance with the following.

               (a) SALARY REDIRECTION AGREEMENT. Each eligible Employee may enter into a Salary Redirection agreement under which the Employee's Employer will redirect a portion of the Participant's Compensation during each payroll period in an amount equal to an integral percentage from one percent (1%) to sixteen percent (16%) of such Compensation and contribute such percentage to the Trust Fund on behalf of the Participant.

               (b) SUBMISSION OF FORM. In order for Salary Redirection to commence on the appropriate date (the beginning of a payroll period), the Salary Redirection agreement must be received by the Committee, or effective June 1, 1998 the designee of the Committee, at least fifteen (15) days prior to the date Salary Redirection is to start. Notwithstanding the above, a terminated Participant who is reemployed and is eligible to participate upon reemployment may enter into a Salary Redirection Agreement on his reemployment date to be applicable to Compensation earned on and after such date. Effective June 1, 1998, a Participant may elect to have Salary Redirection made on his behalf commencing with the first day of any payroll period which is at least fifteen (15) days after the date of an election made in a manner prescribed by the Committee. In the event a Participant does not so elect when initially eligible, he may subsequently elect to have Salary Redirection made on his behalf commencing with the first day of any payroll period which is at least fifteen (15) days after the date his election in the form prescribed by the Committee.
                    The Salary Redirection agreement shall be made in a manner prescribed by the Committee. Such agreement shall authorize the Employer to reduce Compensation otherwise payable to the Participant during each pay period by the amount of Salary Redirection elected.

               (c) CHANGE IN REDIRECTED AMOUNTS. A Participant electing to have Salary Redirection made on his behalf to the Plan pursuant to this Section, may, on a Salary Redirection agreement provided by and submitted to the Committee, increase or decrease his Salary Redirection amount (within the appropriate minimum and maximum) as of the first day of any payroll period which is at least fifteen
                    (15) days after the date his election form is received by the Committee, but not retroactively. Effective June 1, 1998, a Participant electing to have Salary Redirection made on his behalf to the Plan pursuant to this Section, may, in a manner prescribed by the Committee enter into a Salary Redirection agreement to increase or decrease his Salary Redirection amount (within the appropriate minimum and maximum) as of the first day of any payroll period which is at least (15) days after the date of such election, but not retroactively. The Salary Redirection agreement shall state the amount of Salary Redirection he desires to have made.

               (d) CESSATION OF REDIRECTION. Any Participant may elect to cease future Salary Redirection to the Plan effective with the first regular payroll period that it is administratively possible to do so following notification. In the event any such Participant desires thereafter to recommence having Salary Redirection made on his behalf, he shall be allowed to do so effective with the first day of any payroll period which is at least fifteen (15) days after receipt of written notice by the Committee on the appropriate form, or effective June 1, 1998 in the manner prescribed by the Committee stating the amount of Salary Redirection he desires to have made.

               (e) NOTICE REQUIREMENTS. Any of the notice requirements in this Section may be lengthened or shortened by the Committee if it finds it administratively necessary or feasible to do so, with such discretion being exercised in a nondiscriminatory manner.

               (f) PAYMENT TO TRUSTEE. The Employer shall pay to the Trustee any Salary Redirection made on behalf of any Participant within a reasonable time following the end of each regular pay period as it can reasonably be segregated from the Employer's general assets, but no later than the fifteenth
                    (15th) business day of the month following the month in which the Salary Redirection is received by the Employer or the fifteenth (15th) business day of the month following the month in which the Salary Redirection would otherwise have been payable to the Participant in cash.

               (t) AMOUNTS OF ESOP DIVIDENDS DEEMED DEFERRED. Effective January 1, 1998, a Participant will be deemed to have elected to have a Salary Redirection made on his behalf in the amount of the ESOP Dividends paid to him in cash, subject to the limits of Sections 401(k), 402(g) and 415 of the Code and the regulations thereunder deemed deferrals made pursuant to this Subsection 8.3(g), shall not be taken into account in the calculation of the percentage of salary redirected pursuant to Subsection 8.3(a).

Section 8.4    MATCHING CONTRIBUTIONS

                    For each Accounting Year in which the Employer has net profits or accumulated net profits, as determined under generally accepted accounting principles, the Employer shall make an Employer Matching Contribution from such net profits or accumulated net profits to the

                    Trust Fund on behalf of eligible Participants. The Matching Contribution will be an amount necessary to match one hundred percent (100%) of the eligible Participants' net eligible Salary Redirection made to the Trust Fund for the Plan Year. Net eligible Salary Redirection means Salary Redirection not to exceed four percent (4%) percent of Compensation during the Plan Year, which Salary Redirection has not been withdrawn. For purposes of calculating net eligible Salary Redirection, withdrawals shall be deemed to have been made from the earliest Salary Redirection not yet withdrawn. Any Matching Contribution which is made as of a Valuation
                    Date shall be allocated to the Matching Contribution Account of each eligible Participant. For purposes of this Section, an eligible Participant shall mean a Participant who has made Salary Redirection contributions during the Plan Year.

Section 8.5    EMPLOYEE VOLUNTARY CONTRIBUTIONS

                    Each Participant employed by an Employer listed on Appendix B may, but shall not be required to, make after-tax Employee Voluntary Contributions to the Plan by payroll deduction in an amount equal to an integral percentage from one percent (1%) to sixteen percent (16%) (or such lower percentage as the Committee, in its discretion, may determine for any Plan Year) of his Compensation for the Plan Year. Notwithstanding the preceding sentence, a Participant may not make Employee Voluntary Contributions that would cause his total Employee Voluntary Contributions and Salary Redirection Contributions for the Plan Year to exceed sixteen percent (16%) (or such other percentage as the Committee, in its discretion, may establish for any Plan Year) of his Compensation for the Plan Year. The Committee may limit Employee Voluntary Contributions at any time, if such limits are necessary of advisable in order for the Plan to comply with Section 3.5.

Section 8.6    SUBMISSION OF FORM

                    In order for Employee Voluntary Contributions to commence on the appropriate date (the beginning of a payroll period), the Employee Voluntary Contributions agreement must be received by the Committee, or effective June 1,1998 the designee of the Committee, at least fifteen
                    (15) days prior to the date Employee Voluntary Contribution is to start. Notwithstanding the above, a terminated Participant who is reemployed and is eligible to participate upon reemployment may enter into a Employee Voluntary Contributions Agreement on his reemployment date to be applicable to Compensation earned on and after such date. In the event a Participant does not so elect when initially eligible, he may subsequently elect to have Employee Voluntary Contributions made on his behalf commencing with the first day of any payroll period which is at least fifteen (15) days after the date his election form is delivered to the Committee. Effective June 1, 1998, a Participant may elect to have Employee Voluntary Contributions made on his behalf commencing with the first day of any payroll period which is at least fifteen (15) days after the date of an election made in a manner prescribed by the Committee. In the event a Participant does not so elect when initially eligible, he may subsequently elect to have Employee Voluntary Contributions made on his behalf commencing with the first day of any payroll period which is at least fifteen (15) days after the date his election in the form prescribed by the Committee. The Employee Voluntary Contributions agreement shall be on a form provided by the Committee. Such agreement shall authorize the Employer to reduce the amount otherwise payable to the Participant during each pay period by the amount of the Employee Voluntary Contribution elected.

               (a) CHANGE IN EMPLOYEE VOLUNTARY CONTRIBUTION AMOUNTS. A Participant electing to have Employee Voluntary Contributions made on his behalf to the Plan pursuant to this Section, may, on a Employee Voluntary Contributions agreement provided by and submitted to the Committee, increase or decrease his Employee Voluntary Contributions amount (within the appropriate minimum and maximum) as of the first day of any payroll period which is at least fifteen (15) days after the date his election form is received by the Committee, but not retroactively. Effective June 1, 1998 a Participant electing to have Employee Voluntary Contributions made on his behalf to the Plan pursuant to this Section, may, in a manner prescribed by the Committee, enter into a Employee Voluntary Contributions agreement to increase or decrease his Employee Voluntary Contributions amount (within the appropriate minimum and maximum) as of the first day of any payroll period which is at least fifteen (15) days after the date of such election, but not retroactively. The Employee Voluntary Contributions agreement shall state the amount of Employee Voluntary Contributions he desires to have made.

               (b) CESSATION OF REDIRECTION. Any Participant may elect to cease future Employee Voluntary Contributions to the Plan effective with the first regular payroll period that it is administratively possible to do so following notification. In the event any such Participant desires thereafter to recommence having Employee Voluntary Contributions made on his behalf, he shall be allowed to do so effective with the first day of any payroll period which is at least fifteen (15) days after receipt of written notice by the Committee on the appropriate form, or effective June 1, 1998 in the manner prescribed by the Committee, stating the amount of Employee Voluntary Contributions he desires to have made.

               (c) NOTICE REQUIREMENTS. Any of the notice requirements in this Section may be lengthened or shortened by the Committee if it finds it administratively necessary or feasible to do so, with such discretion being exercised in a nondiscriminatory manner.

               (d) PAYMENT TO TRUSTEE. The Employer shall pay to the Trustee any Employee Voluntary Contributions made on behalf of any Participant within a reasonable time following the end of each regular pay period as it can reasonably be segregated from the Employer's general assets, but no later than the fifteenth (15th) business day of the month following the month in which the Employee Voluntary Contribution is received by the Employer or the fifteenth (15th) business day of the month following the month in which the Employee Voluntary Contribution would otherwise have been payable to the Participant in cash.

Section 8.7    VESTING

                    That portion of the Individual Account established pursuant to Section 8.2 and Section 8.4, shall vest in accordance with the following schedule:

                         Years of Service             Vested Percentage
                         ----------------             -----------------
                         Less than 1 year                    0%
                         1 year but less than 2             20%
                         2 years but less than 3            40%
                         3 years but less than 4            60%
                         4 years but less than 5            80%
                         5 years or more                   100%

                    Notwithstanding the foregoing, the portion of the Individual Account established pursuant to Section 10.1, which is attributable to Employer Matching Contributions for Participants in the Prior LNI Plan hired prior to May 15, 1995 shall be one hundred percent (100%) vested in their Individual Account. Furthermore, the portion of the Individual Account established pursuant to Section 10.1, which is attributable to Employer Matching Contributions for Participants in the Prior LNI Plan made prior to January 1, 1998 shall be one hundred percent (100%) vested in their Individual Account.

Section 8.8    FORFEITURES

               (a) A Participant who terminates employment pursuant to this Article with a zero (0) vested percentage shall be deemed to have received a distribution on the date he terminates employment. If a terminated Participant receives a distribution of the vested portion of his Individual Account prior to incurring five (5) Breaks in

                    Service or if the terminated Participant is zero percent (0%) vested in his Individual Account, the non-vested balance of such terminated Participant's Individual Account shall be forfeited as of the date he receives or is deemed to receive said distribution. If the Participant does not repay the distributed amount, upon a subsequent termination of employment prior to the Participant's becoming one hundred percent (100%) vested, the gross distribution shall be determined by multiplying the vested percentage at the subsequent termination by the amount of the account balance as of the date of distribution plus the distribution previously received. The amount to be distributed to the Participant shall be the gross distribution minus the amount previously distributed.

               (b) If a terminated Participant is reemployed and again becomes a Participant prior to incurring five (5) consecutive Breaks in Service, any amount forfeited pursuant to this Section will be restored to his Individual Account if he repays, prior to the earlier of the last day of the Plan Year in which he incurs his fifth (5th) consecutive Break in Service commencing on the date of the distribution or the date which is five (5) years after the date on which the Participant is reemployed, the amount previously distributed to him from such Account. Restoration of a forfeiture will come from forfeitures in the year in which he is reemployed and, to the extent such forfeitures are not sufficient, from a special Employer Contribution. For purposes of this Subsection, a Participant who is deemed to have received a distribution pursuant to this Section will be deemed to have repaid the distribution upon reemployment.

               (c) The non-vested balance of the Individual Account of a terminated Participant shall be forfeited as of the December 31 Valuation Date following the Participant's incurring five (5) consecutive Breaks in Service if the Participant is vested in any portion of his Individual Account and does not receive a distribution prior to incurring five (5) consecutive Breaks in Service.

               (d) Any amount forfeited as a Matching Contribution or Profit Sharing Contribution will be reallocated as a Matching Contribution or a Profit Sharing Contribution respectively.

                                     ARTICLE 9

            PROVISIONS RELATING TO PRIOR LPI PLAN PARTICIPANTS

Section 9.1    PRIOR LPI PLAN BALANCES

                    Effective January 1, 1998, individual account balances of the Prior LPI Plan shall be transferred to the Plan, and shall become part of the Participant's Individual Account under the Plan.

Section 9.2    SERVICE

                    Notwithstanding the definition of Year of Service in
                    Section 1.67, Service for any Employee who was employed by an Employer participating in the Prior LPI Plan, prior to becoming a Participant in the Plan shall be defined to include the aggregate of the employment period with the Employer.

Section 9.3    VESTING

                    That portion of the Individual Account established pursuant to Section 9.1, which is attributable to Employer Matching and Mandatory Employer Contributions shall continue to vest in accordance with the following schedule:

                          Years of Service        Vested Percentage
                          ----------------        -----------------
                          Less than 1 year                     0%
                          1 year but less than 2              20%
                          2 years but less than 3             40%
                          3 years but less than 4             60%
                          4 years but less than 5             80%
                          5 years or more                    100%


Section 9.4    FORFEITURES

               (a) A Participant who terminates employment pursuant to this Article with a zero (0) vested percentage shall be deemed to have received a distribution on the date he terminates employment. If a terminated Participant receives a distribution of the vested portion of his Individual Account prior to incurring five (5) Breaks in Service or if the terminated Participant is zero percent (0%) vested in his Individual Account, the non-vested balance of such terminated Participant's Individual Account shall be forfeited as of the date he receives or is deemed to receive said distribution. If the Participant does not repay the distributed amount, upon a subsequent termination of employment prior to the Participant's becoming one hundred percent (100%) vested, the gross distribution shall be determined by multiplying the vested percentage at the subsequent termination by the amount of the account balance as of the date of distribution plus the distribution previously received. The amount to be distributed to the Participant shall be the gross distribution minus the amount previously distributed.

               (b) If a terminated Participant is reemployed and again becomes a Participant prior to incurring five (5) consecutive Breaks in Service, any amount forfeited pursuant to this Section will be restored to his Individual Account if he repays, prior to the earlier of the last day of the Plan Year in which he incurs his fifth (5th) consecutive Break in Service commencing on the date of the distribution or the date which is five (5) years after the date on which the Participant is reemployed, the amount previously distributed to him from such Account. Restoration of a forfeiture will come from forfeitures in the year in which he is reemployed and, to the extent such forfeitures are not sufficient, from a special Employer Contribution. For purposes of this Subsection, a Participant who is deemed to have received a distribution pursuant to this Section will be deemed to have repaid the distribution upon reemployment.

               (c) The non-vested balance of the Individual Account of a terminated Participant shall be forfeited as of the December 31 Valuation Date following the Participant's incurring five (5) consecutive Breaks in Service if the Participant is vested in any portion of his Individual Account and does not receive a distribution prior to incurring five (5) consecutive Breaks in Service.

               (d) Any amount forfeited as a Matching Contribution or Profit Sharing Contribution will be reallocated as a Matching Contribution or a Profit Sharing Contribution respectively.

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                                     ARTICLE 10

         PROVISIONS RELATING TO PRIOR LNI PLAN PARTICIPANTS

Section 10.1   PRIOR LNI PLAN BALANCES

                    Effective January 1, 1998, individual account balances of the Prior LNI Plan shall be transferred to the Plan, and shall become part of the Participant's Individual Account under the Plan ("Prior LNI Balance").

Section 10.2   SERVICE

                    Notwithstanding the definition of Service in Section 1.67, Service for any Employee who was employed by an Employer participating in the Prior LNI Plan, prior to becoming a Participant in the Plan shall be defined to include the aggregate of the employment period with the Employer.

Section 10.3   VESTING

                    That portion of the Individual Account established pursuant to Section 10.1, which is attributable to Employer Matching Contributions and Mandatory Employer Contributions shall continue to vest in accordance with the following schedule:

                         Years of Service            Vested Percentage
                         ----------------            -----------------
                         Less than 1 year                     0%
                         1 year but less than 2              25%
                         2 years but less than 3             50%
                         3 years but less than 4             75%
                         4 years or more                    100%


                    Notwithstanding the foregoing, the portion of the Individual Account established pursuant to Section 10.1, which is attributable to Employer Matching Contributions for Participants in the Prior LNI Plan during the 1997 Plan Year, shall be one hundred percent (100%) vested in said portion of their Individual Account.

Section 10.4   FORFEITURES

               (a) A Participant who terminates employment pursuant to this Article with a zero (0) vested percentage shall be deemed to have received a distribution on the date he terminates employment. If a terminated Participant receives a distribution of the vested portion of his Individual Account prior to incurring five (5) Breaks in

                    Service or if the terminated Participant is zero percent (0%) vested in his Individual Account, the non-vested balance of such terminated Participant's Individual Account shall be forfeited as of the date he receives or is deemed to receive said distribution. If the Participant does not repay the distributed amount, upon a subsequent termination of employment prior to the Participant's becoming one hundred percent (100%) vested, the gross distribution shall be determined by multiplying the vested percentage at the subsequent termination by the amount of the account balance as of the date of distribution plus the distribution previously received.
                    The amount to be distributed to the Participant shall be the gross distribution minus the amount previously distributed.

               (b) If a terminated Participant is reemployed and again becomes a Participant prior to incurring five (5) consecutive Breaks in Service, any amount forfeited pursuant to this Section will be restored to his Individual Account if he repays, prior to the earlier of the last day of the Plan Year in which he incurs his fifth (5th) consecutive Break in Service commencing on the date of the distribution or the date which is five (5) years after the date on which the Participant is reemployed, the amount previously distributed to him from such Account. Restoration of a forfeiture will come from forfeitures in the year in which he is reemployed and, to the extent such forfeitures are not sufficient, from a special Employer Contribution. For purposes of this Subsection, a Participant who is deemed to have received a distribution pursuant to this Section will be deemed to have repaid the distribution upon reemployment.

               (c) The non-vested balance of the Individual Account of a terminated Participant shall be forfeited as of the December 31 Valuation Date following the Participant's incurring five (5) consecutive Breaks in Service if the Participant is vested in any portion of his Individual Account and does not receive a distribution prior to incurring five (5) consecutive Breaks in Service.

               (d) Any amount forfeited as a Matching Contribution or Profit Sharing Contribution will be reallocated as a Matching Contribution or a Profit Sharing Contribution respectively.

Section 10.5   DISTRIBUTIONS

                    Notwithstanding anything in the Plan to the contrary, Participants described in Section 10.1 with a portion of their Individual Account that is attributable to their Prior LNI Balance shall receive distribution of said amounts in the manner prescribed below.

               (a) DISTRIBUTIONS IN THE FORM OF AN ANNUITY. That vested portion of a Participant's Individual Account attributable to the Prior LNI Balance shall be paid in the form of a Qualified Joint and Survivor Annuity. The Participant may elect to have such annuity distributed upon attainment of Early Retirement. If a Participant dies before the Annuity Starting Date, the Participant's vested Prior LNI Balance shall be applied toward the purchase of a Qualified Preretirement Survivor Annuity. The Surviving Spouse may elect to have such annuity distributed within a reasonable time period after the Participant's death. All annuities distributed under the Plan which begin prior to a Participant's Required Beginning Date shall provide that the amount of the distributions for the calendar year preceding the calendar year which contains the Required Beginning Date comply with the minimum distribution requirements of
                    Section 401(a)(9) of the Code.

               (b) A Participant may avoid receiving a distribution in the form of a Qualified Joint and Survivor Annuity by making a qualified election in which an optional method of distribution that is described in Section 5.9 is selected. Such qualified election must be made within the ninety (90) day period ending on the Annuity Starting Date. A Participant may avoid a distribution if the form of a Qualified Preretirement Survivor Annuity by making a qualified election in which an optional method of distribution that is described in Section 5.9 is selected. Such qualified election must be made during the period in which the Participant attains age thirty-five (35) or the date the Participant terminates his employment with the Employer, and ending on the date of death.

                                     ARTICLE 11

                                      FUNDING


Section 11.1   CONTRIBUTIONS

                    Contributions by the Employer and by the Participants as provided for in Article 3 and Article 8 shall be paid over to the Trustee. All contributions by the Employer shall be irrevocable, except as herein provided, and may be used only for the exclusive benefit of the Participants, Former Participants and their Beneficiaries.

Section 11.2   TRUSTEE

                    The Sponsoring Employer has entered into an agreement with the Trustee whereunder the Trustee will receive, invest and administer as a trust fund contributions made under this Plan in accordance with the Trust Agreement.

                    Such Trust Agreement is incorporated by reference as a part of the Plan, and the rights of all persons hereunder are subject to the terms of the Trust Agreement. The Trust Agreement specifically provides, among other things, for the investment and reinvestment of the Fund and the income thereof, the management of the Trust Fund, the responsibilities and immunities of the Trustee, removal of the Trustee and appointment of a successor, accounting by the Trustee and the disbursement of the Trust Fund.

                    The Trustee shall, in accordance with the terms of such Trust Agreement, accept and receive all sums of money paid to it from time to time by the Employer, and shall hold, invest, reinvest, manage and administer such moneys and the increment, increase, earnings and income thereof as a trust fund for the exclusive benefit of the Participants, Former Participants and their Beneficiaries or the payment of reasonable expenses of administering the Plan.

                    In the event that affiliated or subsidiary Employers become signatory hereto, completely independent records, allocations, and contributions shall be maintained for each Employer. The Trustee may invest all funds without segregating assets between or among signatory Employers.

                                     ARTICLE 12

                                     FIDUCIARIES

Section 12.1   GENERAL

                    Each Fiduciary who is allocated specific duties or responsibilities under the Plan or any Fiduciary who assumes such a position with the Plan shall discharge his duties solely in the interest of the Participants, Former Participants and Beneficiaries and for the exclusive purpose of providing such benefits as stipulated herein to such Participants, Former Participants and Beneficiaries, or defraying reasonable expenses of administering the Plan. Each Fiduciary, in carrying out such duties and responsibilities, shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in exercising such authority or duties.

                    A Fiduciary may serve in more than one Fiduciary capacity and may employ one or more persons to render advice with regard to his Fiduciary responsibilities. If the Fiduciary is serving as such without compensation, all expenses reasonably incurred by such Fiduciary shall be paid from the Trust Fund or by the Employer.

                    A Fiduciary may delegate any of his responsibilities for the operation and administration of the Plan. In limitation of this right, a Fiduciary may not delegate any responsibilities as contained herein relating to the management or control of the Trust Fund except through the employment of an investment manager as provided in
                    Section 12.3 and in the Trust Agreement relating to the Fund.

Section 12.2   EMPLOYER

                    The Sponsoring Employer established and maintains the Plan for the benefit of its Employees and for Employees of Participating Employers and of necessity retains control of the operation and administration of the Plan. The Sponsoring Employer, in accordance with specific provisions of the Plan, has as herein indicated, delegated certain of these rights and obligations to the Trustee, and the Committee and these parties shall be solely responsible for these, and only these, delegated rights and obligations.

                    The Employer shall supply such full and timely information for all matters relating to the Plan as (a) the Committee, (b) the Trustee, and (c) the accountant engaged on behalf of the Plan by the Sponsoring

                    Employer may require for the effective discharge of their respective duties.

Section 12.3   TRUSTEE

                    The Trustee, in accordance with the Trust Agreement, shall have exclusive authority and discretion to manage and control the Trust Fund, except that the Sponsoring Employer may in its discretion employ at any time and from time to time an Investment Manager to direct the Trustee with respect to all or a designated portion of the assets comprising the Trust Fund.

Section 12.4   BENEFITS COMMITTEE

               (a) The Board of the Sponsoring Employer shall appoint a Committee of not less than three (3) persons to hold office at the pleasure of the Board of Directors, such committee to be known as the 401(k) Savings Committee, effective June 5, 1996, the Benefits Committee, collectively, the Committee. No compensation shall be paid members of the Committee from the Trust Fund for service on such Committee. The Committee shall choose from among its members a chairperson and a secretary. Any action of the Committee shall be determined by the vote of a majority of its members. Either the chair or the secretary may execute any certificate or written direction on behalf of the Committee.

               (b) Every decision and action of the Committee shall be valid if concurrence is by a majority of the members then in office, which concurrence may be had without a formal meeting.

               (c)  In accordance with the provisions
                    hereof, the Committee has been delegated certain administrative functions relating to the Plan with all powers necessary to enable it to properly carry out such duties. Except as provided in Section 13.1, the Committee shall have no power in any way to modify, alter, add to, or subtract from, any provisions of the Plan; provided, however, that the Committee is authorized, acting by a majority of its members then in office, to make certain technical and non-material changes in the Plan. The Committee shall have the power and authority in its sole, absolute and uncontrolled discretion to control and manage the operation and administration of the Plan and shall have all powers necessary to accomplish these purposes. The responsibility and authority of the Committee shall include, but shall not be limited to, (i) determining all questions relating to eligibility of employees to participate; (ii) determining the amount and kind of benefit payable to any Participant, spouse or Beneficiary;
                    (iii) establishing and reducing to writing and distributing to any Participant or Beneficiary a claims procedure and administering that procedure, including the processing and determination of all appeals thereunder; (iv) interpreting the provisions of the Plan including the publication of rules for the regulation of the Plan as in its sole, absolute and uncontrolled discretion are deemed necessary or advisable and which are not inconsistent with the express terms hereof, the Code or the Employee Retirement Income Security Act of 1974, as amended, and
                    (v) execution of amendments in accordance with Section
                    13.1. All disbursements by the Trustee, except for the ordinary expenses of administration of the Trust Fund or the reimbursement of reasonable expenses at the direction of the Sponsoring Employer, as provided herein, shall be made upon, and in accordance with, the written directions of the Committee. When the Committee is required in the performance of its duties hereunder to administer or construe, or to reach a determination, under any of the provisions of the Plan, it shall do so on a uniform, equitable and nondiscriminatory basis.

               (d) The Committee may employ such counsel, accountants, and other agents as it shall deem advisable. The Sponsoring Employer shall pay, or cause to be paid from the Trust Fund, the compensation of such counsel, accountants, and other agents and any other expenses incurred by the Committee in the administration of the Plan and Trust.

Section 12.5   CLAIMS PROCEDURES

               (a) The Committee shall receive all applications for benefits. Upon receipt by the Committee of such an application, it shall determine all facts which are necessary to establish the right of an applicant to benefits under the provisions of the Plan and the amount thereof as herein provided. Upon request, the Committee will afford the applicant the right of a hearing with respect to any finding of fact or determination. The applicant shall be notified in writing of any adverse decision with respect to his claim within ninety (90) days after its submission. The notice shall be written in a manner calculated to be understood by the applicant and shall include the items specified in items
                    (1) through (4) of this Subsection.

                    (1)  The specific reason or reasons for the denial;

                    (2) Specific references to the pertinent Plan provisions on which the denial is based;

                    (3) A description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such material or information is necessary; and

                    (4)  An explanation of the Plan's claim review procedures.

               (b) If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial ninety (90) day period. In no event shall such extension exceed ninety (90) days.

               (c) In the event a claim for benefits is denied or if the applicant has had no response to such claim within ninety
                    (90) days of its submission (in which case the claim for benefits shall be deemed to have been denied), the applicant or his duly authorized representative, at the applicant's sole expense, may appeal the denial to the Committee within sixty (60) days of the receipt of written notice of denial or sixty (60) days from the date such claim is deemed to be denied. In pursuing such appeal the applicant or his duly authorized representative:

                    (1) May request in writing that the Committee review the denial;

                    (2)  May review pertinent documents; and

                    (3)  May submit issues and comments in writing.

               (d) The decision on review shall be made within sixty (60) days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty
                    (120) days after receipt of a request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty (60) day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which such denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.

Section 12.6   RECORDS

               All acts and determinations of the Committee shall be duly recorded by the secretary thereof and all such records together with such other documents as may be necessary in exercising his duties under the Plan shall be preserved in the custody of such secretary. Such records and documents shall at all times be open for inspection and for the purpose of making copies by any person designated by the Sponsoring Employer. The Committee shall provide such timely information, resulting from the application of its responsibilities under the Plan, as needed by the Trustee and the accountant engaged on behalf of the Plan by the Sponsoring Employer, for the effective discharge of their respective duties.

                                      ARTICLE 13

                        AMENDMENT AND TERMINATION OF THE PLAN


Section 13.1   AMENDMENT OF THE PLAN

                    The Sponsoring Employer shall have the right at any time by action of the Board to modify, alter or amend the Plan, in whole or in part; effective September 1, 1994 the Committee in the case of non-material amendments, provided, however, that the duties, powers and liability of the Trustee hereunder shall not be increased without its written consent; and provided, further, that the amount of benefits which, at the time of such modification, alteration or amendment, shall have accrued for any Participant, Former Participant or Beneficiary hereunder shall not be adversely affected thereby; and provided, further, that no such amendment shall have the effect of reverting to any Employer any part of the principal or income of the Trust Fund. No amendment to the Plan shall decrease the balance of a Participant's Individual Account or eliminate an optional form of distribution.

Section 13.2   TERMINATION OF THE PLAN

                    The Sponsoring Employer expects to continue the Plan indefinitely, but continuance is not assumed as a contractual obligation and the Sponsoring Employer reserves the right at any time by action of the Board to terminate its participation in the Plan. If the Sponsoring Employer terminates or partially terminates its participation in the Plan or permanently discontinues its Contributions at any time, each Participant affected thereby shall be then vested with the amount to the credit in his Individual Account.

                    In the event of termination or partial termination of the Plan by the Sponsoring Employer, the Committee shall value the Trust Fund as of the date of termination. That portion of the Trust Fund for which the Plan has not been terminated shall be unaffected.

Section 13.3   RETURN OF CONTRIBUTIONS

                    It is intended that this Plan shall be approved and qualified under the Code and Regulations issued thereunder with respect to Employees' Plans and Trusts
                    (1) so as to permit the Employers to deduct for federal income tax purposes the amounts of contributions to the Trust; (2) so that contributions so made and the income of the Trust Fund will not be taxable to Participants as income until received; (3) so that the income of the Trust Fund shall be exempt from federal income tax. Any

                    Employer Contributions and Salary Redirection are made to the Plan conditioned on their deductibility under Code
                    Section 404. In the event the Commissioner of Internal Revenue or his delegate rules that the deduction for all or a part of any Employer Contribution (or Salary Redirection) is not allowed under Code Section 404, the Employers reserve the right to recover that portion or all of their contributions for which no deduction is allowed (reduced by any losses), provided such recovery is made within one (1) year of the disallowance, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

                                 ARTICLE 14

                                MISCELLANEOUS


Section 14.1   GOVERNING LAW

                    The Plan shall be construed, regulated and administered according to the laws of the Commonwealth of Kentucky, except in those areas preempted by the laws of the United States of America.

Section 14.2   CONSTRUCTION

                    The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof. The words and phrases defined in Article 1 when used in this Plan with an initial capital letter shall have the meanings specified in Article 1, unless a different meaning is clearly required by the context. Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

Section 14.3   ADMINISTRATION EXPENSES

                    The expenses of administering the Trust Fund and the Plan shall be paid from the Trust Fund, unless they are paid by the Employer.

Section 14.4   PARTICIPANT'S RIGHTS

                    No Participant in the Plan shall acquire any right to be retained in the Employer's employ by virtue of the Plan, nor, upon his dismissal, or upon his voluntary termination of employment, shall he have any right or interest in and to the Trust Fund other than as specifically provided herein. The Employer shall not be liable for the payment of any benefit provided for herein; all benefits hereunder shall be payable only from the Trust Fund.

Section 14.5   SPENDTHRIFT CLAUSE

                    To the extent permitted by law, none of the benefits, payments, proceeds, or distributions under this Plan shall be subject to the claim of any creditor of the Participant, Former Participant or any Beneficiary hereunder or to any legal process by any creditor of such Participant, Former Participant or any such Beneficiary; and neither shall such Participant, Former Participant or any such Beneficiary have any right to alienate, commute, anticipate, or assign any of the benefits, payments, proceeds or distributions under this Plan. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in
                    Section 414(p) of the Code, or any domestic relations order entered before January 1, 1985, under which payments have commenced prior to such date.

                    This Plan specifically permits a distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age under the Plan. Nothing in Section 5.9 gives a Participant a right to receive a distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not permitted under the Plan.

Section 14.6   MERGER, CONSOLIDATION OR TRANSFER

                    In the event of the merger or consolidation of the Plan with another plan or transfer of assets or liabilities from the Plan to another plan, each then Participant, Former Participant or Beneficiary shall not, as a result of such event, be entitled on the day following such merger, consolidation or transfer under the termination of the Plan provisions to a lesser benefit than the benefit he was entitled to on the date prior to the merger, consolidation or transfer if the Plan had then terminated.

Section 14.7   COUNTERPARTS

                    The Plan and the Trust Agreement may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

                                      ARTICLE 15

                              TOP HEAVY PLAN PROVISIONS


Section 15.1   GENERAL

                    Notwithstanding anything in the Plan to the contrary, if this Plan when combined with all other plans required to be aggregated pursuant to Code Section 416(g) is deemed to be a top-heavy plan for any Plan Year, the Subsections in this Article shall apply to such Plan Year.

Section 15.2   MINIMUM CONTRIBUTION

                    Regardless of hours worked or level of compensation, each active Participant who is not a Key Employee shall be entitled to a minimum allocation of contributions and forfeitures equal to the lesser of (i) three percent (3%) of the Participant's Compensation for the Plan Year; and
                    (ii) provided that the Plan is not part of a Required Aggregation Group with a Defined Benefit Plan because the Plan enables the Defined Benefit Plan to meet the requirements of Code Section 401(a)(4) or 410, the highest percentage of Compensation contributed on behalf of, plus forfeitures allocated to, a Key Employee [(including Salary Redirection)]. In the case of a Participant who is also a participant in a defined benefit plan maintained by the Employer, the minimum accrued benefit provided in the defined benefit plan pursuant to Code Section 416(c)(1) equal to two percent (2%) of the Participant's average monthly compensation for the five (5) consecutive years when his aggregate compensation was highest multiplied by his years of credited service up to ten (10) years for each Plan Year in which the Plan is top heavy, shall be the only minimum benefit for both that plan and this Plan, and the minimum allocation described above shall not apply.

Section 15.3   SUPER TOP HEAVY PLANS

                    The multiplier of one and twenty-five hundredths (1.25) in Section 4.7 shall be reduced to one (1.0) unless (i) all plans of the Required Aggregation Group or the Permissive Aggregation Group, when aggregated are ninety percent (90%) or less top heavy, and (ii) the minimum accrued benefit referenced in Section 11.2 is modified by substituting three percent (3%) with four percent (4%). In the case of each Participant who is also a participant in a defined benefit plan maintained by the Employer, the minimum accrued benefit provided in the defined benefit plan pursuant to Code Sections 416(c)(1) and 416(h) equal to three percent (3%) of the Participant's average monthly compensation for the five (5) highest consecutive years when his aggregate compensation was highest multiplied by his years of credited service up to ten (10) years for each Plan Year in which the Plan is top heavy shall be the only minimum benefit for both that plan and this Plan, and the minimum allocation described above shall not apply.

                                      ARTICLE 16

                 PROVISIONS CONCERNING CERTAIN CHANGES IN EMPLOYMENT


Section 16.1   TRANSFER TO NON-PARTICIPATING EMPLOYER

                    A Participant who becomes employed by another employer which is a subsidiary or affiliate of the Company, although not an Employer hereunder, shall cease to be covered by the Plan as of the date of his change in employer. Effective as of such date, he shall become a Limited Participant in the Plan and Article 5 shall not be applicable. As a Limited Participant, he shall be entitled to share in Matching Contributions in accordance with Section 3.2 or Section 8.4 to the extent of Salary Redirection made prior to becoming a Limited Participant. A Limited Participant shall also be entitled to request a withdrawal and a loan as provided in Article 6. During the period he is a Limited Participant, his Individual Account shall continue to share in Adjustments as provided in Article 4. If the Limited Participant terminates employment with the Company without returning to active Participant status, he shall be entitled to the full value of his Individual Account as of the date of distribution.

                    If a Limited Participant again transfers employment to an Employer as defined herein, he shall be eligible to have Salary Redirection made on his behalf in accordance with the Plan as of the date he becomes an Employee. If the Limited Participant does not resume having Salary Redirection made on his behalf immediately upon becoming an Employee, the terms of the Plan shall continue to apply to any subsequent election to have Salary Redirection begin.

Section 16.2   TRANSFER TO ANOTHER PARTICIPATING EMPLOYER

                    A Participant who transfers his employment to another Employer without breaking his continuous service shall continue to be covered by the Plan without interruption, provided he enters into a Salary Redirection agreement with his new Employer. If the Participant enters into such a Salary Redirection agreement, a separate Individual Account shall be established for him to reflect his Plan participation with that Employer.

Section 16.3   TRANSFER FROM NON-PARTICIPATING EMPLOYER

                    An employee who transfers employment from an employer which is a subsidiary or affiliate of the Company, but which is not itself signatory

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                    hereto, to an Employer hereunder shall, for purposes of
                    determining eligibility to participate, have his period of employment with the non-participating employer recognized. The Employee shall be eligible to participate in accordance with Article 2.

Section 16.4   CHANGE IN EMPLOYMENT CLASSIFICATION

                    If an employee of the Company becomes an Employee, as defined herein, due to a change in employment classification, he shall be eligible to participate in accordance with the terms of Article 2. If an Employee ceases to be an Employee due to a change in employment classification, he shall cease to be eligible to participate effective as of the date of such change.

                    If a Participant is simultaneously employed by more than one signatory Employer within the Company, an Individual Account shall be maintained for him by each Employer to reflect his Compensation from each such Employer. Notwithstanding the terms of the preceding sentence, the limits on deferrals and Compensation shall be applied in total to the Participant and his Individual Accounts will be aggregated for purposes of testing Plan contributions and deferral percentages.

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                                     ARTICLE 17

                  PROVISIONS RELATING TO PRIOR KENTUCKY UTILITIES
                     COMPANY EMPLOYEE SAVINGS PLAN PARTICIPANTS

Section 17.1   PARTICIPATION OF FORMER EMPLOYEES

                    Effective May 4, 1998, each Employee who was employed by KU Energy Corp. or its subsidiaries, and who was a participant in the Kentucky Utilities Company Employee Savings Plan immediately prior to becoming an Employee, shall be eligible to participate in the Plan upon the date he becomes an Employee if the Employee elects to participate in the Plan upon his first date of employment. If the Employee so situated declines participation on this first date of employment, he may thereafter elect to participate as of the next Entry Date, which is administratively feasible in accordance with Section 2.1 of the Plan. If an Employee was not eligible to participate in the Kentucky Utilities Company Employee Savings Plan immediately prior to becoming an Employee, the provisions of Section 2.1 shall apply.

Section 17.2   SERVICE

                    Notwithstanding the definition of Service, Service for any Employee who was employed by KU Energy Corp. or its subsidiaries, immediately prior to becoming a Participant in the Plan shall be defined to include the aggregate of the employment period with the Employer and the employment period with such prior employer.

Section 17.3   MERGER OF PRIOR PLAN BALANCES

                    Effective August 1, 1998 the Kentucky Utilities Company Employee Stock Ownership Plan and the Kentucky Utilities Company Employee Savings Plan (collectively "Prior KU Plans") were merged into the Plan, and the Individual Accounts were credited with the amounts transferred by the trustees of the Prior KU Plans. An Employee who was a participant in the Kentucky Utilities Company Employee Savings Plan immediately prior to the merger of the Prior KU Plans, shall be eligible to participate in the Plan upon the date of the merger of the Prior KU Plans into the Plan. If the Employee so situated declines participation on the date of the merger of the Prior KU Plans into the Plan he may thereafter elect to participate as of the next Entry Date, which is administratively feasible in accordance with Section 2.1 of the Plan. If an Employee was not eligible to participate in the Kentucky Utilities Company Employee Savings Plan immediately prior to the date of the merger of the Prior KU Plans into the Plan, the provisions of
                    Section 2.1 shall apply.

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                                    ARTICLE 18

                     PROVISIONS RELATING TO WKE CORP. EMPLOYEES

Section 18.1   PARTICIPATION OF FORMER EMPLOYEES

                    Effective July 17, 1998, each Employee who was employed by Big Rivers Electric Corporation, and who was a participant in a savings plan sponsored by Big Rivers Electric Corporation immediately prior to becoming an Employee, shall be eligible to participate in the Plan upon the date he becomes an Employee if the Employee elects to participate in the Plan upon his first date of employment. If the Employee so situated declines participation on this first date of employment, he may thereafter elect to participate as of the next Entry
                    Date, which is administratively feasible in accordance with Section 2.1 of the Plan. If an Employee was not eligible to participate in a Big Rivers Electric Corporation plan immediately prior to becoming an Employee, the provisions of Section 2.1 shall apply.

Section 18.2   SERVICE

                    Notwithstanding the definition of Service, Service for any Employee who was employed by Big Rivers Electric Corporation, immediately prior to becoming a Participant in the Plan shall be defined to include the aggregate of the employment period with the Employer and the employment period with such prior employer.

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                               *********************

                                     SIGNATURES


     IN WITNESS WHEREOF, the Corporation has caused this Plan to be executed this 10th day of September, 1999, effective as of the dates set forth above.



Witness:                                By    /s/ Frederick J. Newton, III
                                            ---------------------------------
    /s/ Gregory J. Meiman               Title  Senior Vice President and
-----------------------------                  Chief Administrative Officer



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

                                     APPENDIX A

                              PARTICIPATING EMPLOYERS


LG&E Energy Corp.

Louisville Gas and Electric Company

LG&E Home Services Inc., effective February 1, 1996

Enertech Inc., effective February 1, 1996

WKE Corp., WKE Station Two Inc., Western Kentucky Energy, Corp., effective July 17, 1998

Kentucky Utilities Company, effective August 1, 1998



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                                     APPENDIX B

                              PARTICIPATING EMPLOYERS



LG&E Power Inc., effective January 1, 1998.

LG&E Natural Inc., effective January 1, 1998.

LG&E Natural Marketing Inc., effective January 1, 1998.

Hadson Financial Corporation, effective January 1, 1998.



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